                                                                   Exhibit 10.19

--------------------------------------------------------------------------------

                            ASSET PURCHASE AGREEMENT




                                  by and among



                               ICONIXX CORPORATION
                                   ("Iconixx")


                             ICONIXX - HOUSTON, INC.
                                    ("Buyer")



                              ENTERPRISEWORKS, LLC
                                 (the "Company")



                                       and



                     CERTAIN MEMBERS OF ENTERPRISEWORKS, LLC
                            (the "Majority Members")


                              Dated March 23, 2000

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

RECITALS .....................................................................1
ARTICLE I DEFINITIONS ........................................................1
     1.1. Definitions ........................................................1
ARTICLE II ASSET PURCHASE ....................................................7
     2.1. Asset Purchase .....................................................7
          (a)  Cash, Cash Equivalents and Investments ........................7
          (b)  Customer Deposits and Accounts Receivable .....................7
          (c)  Real Property .................................................7
          (d)  Business, Equipment and Supplies ..............................7
          (e)  Contracts and Other Agreements Relating to the Business .......7
          (f)  Books, Records, Lists and Other Data ..........................8
          (g)  Employment Agreements and Employee Relationships ..............8
          (h)  Licenses, Permits .............................................8
          (i)  Prepayments ...................................................8
          (j)  Intellectual Property .........................................8
          (k)  General Intangibles ...........................................8
          (l)  Other Assets ..................................................8
     2.2  Excluded Assets ....................................................8
     2.3  Assumed Liabilities ................................................9
     2.4  Excluded Liabilities ...............................................9
     2.5  Title to the Purchased Assets: Documents of Conveyance ............10
     2.6  Purchase Price; Allocation of Purchase Price ......................11
     2.7  Payment of Purchase Price .........................................11
     2.8  Funded Indebtedness Adjustment ....................................11
     2.9  Financial Condition ...............................................11
     2.10 Closing ...........................................................12
     2.11 Escrow Arrangements ...............................................12
     2.12 Closing Audit .....................................................12
     2.13 Post-Closing Net Working Capital Adjustment .......................13
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE
     COMPANY AND THE MAJORITY MEMBERS .......................................13
     3.1. Capitalization ....................................................13
     3.2. No Liens on Purchased Assets ......................................14
     3.3. Subsidiaries ......................................................14
     3.4. Brokers ...........................................................14
     3.5. Due Organization ..................................................14
     3.6. Due Authorization .................................................14
     3.7. Financial Statements ..............................................15
     3.8. Certain Actions ...................................................15

     3.9  Properties ........................................................16
     3.10 Licenses and Permits ..............................................17
     3.11 Intellectual Property .............................................17
     3.12 Compliance with Laws ..............................................18
     3.13 Insurance .........................................................19
     3.14 Employee Benefit Plans ............................................19
     3.15 Contracts and Agreements ..........................................20
     3.16 Claims and Proceedings ............................................21
     3.17 Taxes .............................................................21
     3.18 Personnel .........................................................22
     3.19 Business Relations ................................................23
     3.20 Accounts Receivable; Accounts Payable; Customer Deposits;
          Customer Revenues and Deferred Revenues ...........................23
     3.21 Bank Accounts; Investments ........................................24
     3.22 Customer Claims ...................................................24
     3.23 Affiliated Transactions ...........................................24
     3.24 Funded Indebtedness; Letters of Credit; Undisclosed Liabilities ...24
     3.25 Year 2000 .........................................................25
     3.26 Information Furnished .............................................25
ARTICLE IV BUYER'S AND ICONIXX'S REPRESENTATIONS AND
     WARRANTIES .............................................................25
     4.1  Due Organization of Iconixx and Buyer .............................25
     4.2  Due Authorization .................................................26
     4.3  No Brokers ........................................................26
     4.4  Information Furnished .............................................26
     4.5  Capital Stock and Related Matters .................................26
     4.6  Authorization of the Stock ........................................26
     4.7  Compliance with Laws ..............................................27
     4.8  Taxes .............................................................27
     4.9  Claims and Proceedings ............................................27
     4.10 Intellectual Property .............................................27
     4.11 Registration Rights ...............................................28
     4.12 Financial Statements ..............................................28
ARTICLE V PRE-CLOSING COVENANTS OF THE COMPANY, ICONIXX,
     BUYER AND THE MAJORITY MEMBERS .........................................28
     5.1  Consents of Others ................................................28
     5.2  Reasonable Efforts ................................................29
     5.3  Powers of Attorney ................................................29
     5.4  Conduct of Business Pending Closing ...............................31
     5.5  Access Before Closing .............................................31
ARTICLE VI POST-CLOSING COVENANTS ...........................................32
     6.1  General ...........................................................32
     6.2  Transition ........................................................32



     6.3.   Covenants Not to Compete; Confidentiality; Non-Solicitation .......32
     6.4.   Access to Records After Closing ...................................32
     6.5.   Assignment of Contracts ...........................................33
     6.6.   Change of Name ....................................................33
     6.7.   Litigation Support ................................................33
     6.8.   Audits ............................................................34
     6.9.   401(k) Plan .......................................................32
     6.10.  Iconixx's Stock Options ...........................................34

ARTICLE VII CONDITIONS TO OBLIGATIONS OF PARTIES TO
     CONSUMMATE CLOSING .......................................................34
     7.1.   Conditions to Iconixx's and Buyer's Obligations ...................34
     7.2.   Conditions to the Majority Members' and the Company's Obligations .36

ARTICLE VIII INDEMNIFICATION...................................................38
     8.1.   Indemnification by the Majority Members ...........................38
     8.2.   Indemnification of the Majority Members and the Company ...........39
     8.3.   Defense of Claims .................................................39
     8.4.   Escrow Claim ......................................................40
     8.5.   Tax Audits, Etc ...................................................40
     8.6.   Limits on Indemnification .........................................40

ARTICLE IX TERMINATION ........................................................41
     9.1.   Termination .......................................................41
     9.2.   Effect of Termination .............................................42
ARTICLE X MISCELLANEOUS .......................................................42
     10.1.  Modifications .....................................................42
     10.2.  Notices ...........................................................42
     10.3.  Counterparts; Facsimile Transmission ..............................44
     10.4.  Expenses ..........................................................44
     10.5   Binding Effect; Assignment ........................................44
     10.6.  Entire and Sole Agreement .........................................45
     10.7.  Governing Law .....................................................45
     10.8.  Survival of Representations, Warranties and Covenants .............45
     10.9.  Invalid Provisions ................................................45
     10.10. Public Announcements ..............................................45
     10.11. Remedies Cumulative ...............................................45
     10.12. Third Parties .....................................................46
     10.13. No Strict Construction ............................................46
     10.14. Disclosure Schedules ..............................................46

                                LIST OF EXHIBITS

Exhibit A           Form of Escrow Agreement
Exhibit B           Form of Bill of Sale, Assignment and Assumption Agreement
Exhibit C           Majority Members Accounts and Wire Transfer
                    Instructions ((S) 2.4)
Exhibit D-1         Articles of Organization of the Company
Exhibit D-2         Regulations of the Company
Exhibit E           Certificate of Incorporation of Iconixx
Exhibit F-1         Form of Deyhimi Employment Agreement
Exhibit F-2         Form of Key Employee Employment Agreement
Exhibit F-3         Form of A.B. Holdings/Hartzell Non-solicitation Agreement
Exhibit G           Opinion of Company's Counsel
Exhibit G-1         Opinion of Iconixx's and Buyer's Counsel
Exhibit H           Form of Employee Transition Services Agreement
Exhibit I           Form of Assignment of Trademark Agreement


DISCLOSURE SCHEDULES
LEASES SCHEDULE
ICONIXX CAPITALIZATION SCHEDULE
EMPLOYEE SCHEDULE

                            ASSET PURCHASE AGREEMENT


          THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of March 23, 2000, by and among ICONIXX CORPORATION, a Delaware corporation ("Iconixx"), ICONIXX - HOUSTON, INC., a Delaware corporation ("Buyer"), ENTERPRISEWORKS, LLC, a Texas limited liability company (the "Company" or "Seller"); and DERRIK DEYHIMI, SCOTT HEATH, JEFF JAMISON, DAVID MOSLEY and AB HOLDINGS, LLC, a Nevada limited liability company (collectively, the "Majority Members").


                                    Recitals
                                    --------

          A. Pursuant to this Agreement, the Company, which is engaged in the business of providing information technology, enterprise resource and systems integration consulting in the United States (the "Business"), will be acquired by Buyer pursuant to an acquisition of substantially all of the assets of the Company (the "Acquisition").

          B. On the date of this Agreement, the Company's capitalization consists of 9,975,000 units (the "Company Shares"), of which 9,325,000 are owned by the Majority Members.

          C. Buyer, a wholly-owned subsidiary of Iconixx, desires to purchase from the Company and the Company desires to sell to Buyer, substantially all of the Company's assets used in the operation of the Business on the terms and subject to the conditions set forth in this Agreement.

          D. In connection with its purchase of such assets from the Company, Buyer desires to assume certain of the liabilities and obligations of the Company relating to the Business (and no others), all as more specifically set forth herein.

                                    Agreement
                                    ---------

          NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          1.1.  Definitions.    In this Agreement, the following terms have the
                -----------
meanings specified or referred to in this Section 1.1 and shall be equally
                                          -----------
applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

          "Acquisition" has the meaning specified in Recital A of this
                                                     ---------
Agreement.

          "Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

          "Assumed Liabilities" has the meaning specified in Section 2.3.
                                                             -----------

          "Audited Closing Financial Statements" has the meaning specified in

Section 2.12.
------------

          "Business" has the meaning specified in Recital A of the Agreement.
                                                  ---------

          "Buyer" has the meaning specified in the first paragraph of this Agreement.

          "Cash Purchase Price" shall have the meaning assigned to such term in
Section 2.2(a).
--------------

          "Closing" means the closing of the Acquisition.

          "Closing Date" has the meaning specified in Section 2.10.
                                                      ------------

          "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, Section 4980B of the Code, Title I, Part 6 of ERISA, and any regulations and proposed regulations thereunder.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Common Stock" means the common stock, par value $.01 per share, of Iconixx.

          "Company" has the meaning specified in the first paragraph of this Agreement.

          "Company Shares" has the meaning specified in Recital B of the
                                                        ---------
Agreement.

          "Contracts" has the meaning specified in Section 3.15.
                                                   ------------

          "Court Order" means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

          "Disclosure Schedules" shall mean the Disclosure Schedules attached to this Agreement pursuant to which exceptions to the Majority Members' and the Company's specific representations and warranties set forth in Article III (and
                                                               -----------
listed on a Section-by-Section basis) are disclosed to Buyer and Iconixx pursuant to said Article III, and pursuant to which exceptions to Buyer's and
                 -----------
Iconixx's specific representations and warranties set forth in Article IV
                                                               ----------
(and listed on a

Section-by-Section basis) are disclosed to the Majority Members and the Company pursuant to Article IV.
            ----------

          "Employee" has the meaning specified in Section 5.3.
                                                  -----------

          "Encumbrance" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title or restrictive covenant.

          "Environmental and OSHA Obligations" has the meaning specified in

Section 3.12.
------------

          "Equipment" has the meaning specified in Section 2.1(d).
                                                   --------------

          "Equitable Exceptions" shall have the meaning specified in Section
                                                                     -------
3.6.
---
          "Equity Agreements" means (i) the Stockholders Agreement dated August 12, 1999 between Iconixx and its Stockholders and (ii) the Registration Rights Agreement dated August 12, 1999 between Iconixx and its Stockholders.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Escrow Agent" means First Union National Bank, N.A.

          "Escrow Agreement" means the Escrow Agreement to be executed by and among the Majority Members, Buyer, Iconixx and the Escrow Agent in the form of

Exhibit A.
---------

          "Escrow Period" has the meaning specified in Section 2.11.
                                                       ------------

          "Escrow Sum" has the meaning specified in Section 2.11.
                                                    ------------

          "Excluded Assets" has the meaning specified in Section 2.2.
                                                         -----------

          "Excluded Liabilities" has the meaning specified in Section 2.4.
                                                              -----------

          "Financial Statements" has the meaning specified in Section 3.7.
                                                              -----------

          "Force Majeure" shall mean any failure or delay caused by acts of god, flood, fire, war or terrorism or any failure or delay caused by a governmental blockage of all currency transactions between a foreign Governmental Body and the United States of America.

          "Funded Indebtedness" means all (i) indebtedness of the Company for borrowed money or other interest-bearing indebtedness; (ii) obligations of the Company to pay the deferred purchase or acquisition price for goods or services, other than trade accounts payable in the ordinary course of business and the deferred purchase or acquisition price specifically referenced in Item (i/m) of

Schedule 3.8; (iii) indebtedness of others guaranteed by the Company or secured
------------
by an Encumbrance on the Company's property; (iv) letters of credit or similar obligations;

and (v) indebtedness of the Company under extended credit terms of more than 60 days from vendors provided to the Company.

          "GAAP" shall mean generally accepted accounting principles, consistently applied.

          "Governmental Body" means any foreign, federal, state, local or other governmental authority or regulatory body having jurisdiction over the Company and/or the Majority Members.

          "Governmental Permits" has the meaning specified in Section 3.10.
                                                              ------------

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations promulgated thereunder.

          "Iconixx" has the meaning specified in the first paragraph of this Agreement.

          "IRS" means the Internal Revenue Service.

          "Indemnifiable Costs" has the meaning specified in Section 8.1.
                                                             -----------

          "Indemnified Parties" has the meaning specified in Section 8.1.
                                                             -----------

          "Intellectual Property" shall mean all of the following owned by or licensed or sublicensed to the Company as they are related primarily to the
Business: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate or company names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; (v) trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information); and (vi) computer software (including but not limited to data, data bases and documentation).

          "Investments" means short-term investments in any funds, accounts, securities, certificates of deposit or instruments of any Person which are (i) included as short-term investments on a balance sheet in accordance with GAAP, and (ii) marked to market as of any date of determination.

          "Knowledge of the Company" (whether or not capitalized) shall mean actual knowledge, after reasonable inquiry within the Company to senior administrative managers with responsibility for the subject matter in question, of the Majority Members and the officers of the Company. "Knowledge of the Majority Members" (whether or not capitalized) shall mean actual knowledge of the Majority Members. "Knowledge of Iconixx" (whether or not capitalized) shall mean actual knowledge, after reasonable inquiry within Iconixx and its

Affiliates to senior administrative managers with responsibility for the subject matter in question, of the officers of Iconixx.

          "Leases" shall mean the leases set forth on the Schedule 3.9.
                                                          ------------

          "Material" (whether or not capitalized) shall, where appropriate in context of its use in making the representations and warranties set forth in

Article III, be deemed to mean an amount of money greater than $50,000
-----------
individually or $75,000 in the aggregate.

          "Material Adverse Change" or "Material Adverse Effect" means a material adverse change or effect on the assets, properties, Business, operations, liabilities or financial condition of the Company and its subsidiaries, taken as a whole. In determining whether a "Material Adverse Change" or "Material Adverse Effect" has occurred in the context of the use of such terms in the Company's and the Majority Members' representations and warranties set forth in Article III, such terms shall refer to the occurrence of
                        -----------
any single event, or any series of related events, or set of related circumstances, which results or likely will result in a loss to the Company or Buyer, in excess of $50,000 per occurrence or $75,000 in the aggregate.

          "Majority Members" has the meaning set forth in the first paragraph of this Agreement.

          "Minimum Cash" has the meaning specified in Section 2.9.
                                                      -----------

          "Most Recent Financial Statements" has the meaning specified in

Section 3.7.
-----------

          "Net Working Capital" shall equal the Company's total current assets (including cash and cash equivalents but excluding Permitted Distributions) minus its total current liabilities including, without limitation, any: (i) cash to accrual liability borne by the Company or Buyer; and (ii) change in control payments due to employees, subcontractors, vendors or customers as a result of the Acquisition contemplated hereby, each as calculated in accordance with GAAP.

          "Net Working Capital Adjustment" has the meaning specified in Section
                                                                        -------
2.13.
----

          "OSHA" means the Occupational Safety and Health Act, 29 U.S.C. (S)(S) 651 et seq., any amendment thereto, and any regulations promulgated thereunder.
    -- ---

          "Other Arrangement" means a benefit program or practice providing for bonuses, incentive compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts, company cars, tuition reimbursement or any other perquisite or benefit (including, without limitation, any fringe benefit under Section 132 of the Code) to employees, officers or independent contractors that is not an Employee Benefit Plan within the meaning of Section 3(3) of ERISA.

          "Permitted Distributions" has the meaning specified in Section 3.8.
                                                                 -----------

          "Permitted Exception" means (a) liens for Taxes and other governmental charges and assessments which are not yet due and payable, (b) nondelinquent liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet past due, (c) purchase money security interest or equipment liens on any Assumed Liabilities solely on the property acquired pursuant to such credit purchase, or (d) other liens or imperfections on property which are not material in amount or do not materially detract from the value or the existing use of the property affected by such lien or imperfection.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or Governmental Body.

          "Preferred Stock" means the Convertible Class A Preferred Stock, par value $.01 per share of Iconixx.

          "Preliminary Closing Balance Sheet" has the meaning specified in

Section 2.9.
-----------

          "Projected Net Working Capital" means the amount of Net Working Capital of the Company reflected on the Preliminary Closing Balance Sheet.

          "Purchase Price" has the meaning specified in Section 2.6.
                                                        -----------

          "Purchased Assets" means the assets of the Business specified in

Section 2.1.
-----------

          "Real Property" has the meaning specified in Section 2.1(c).
                                                       --------------

          "Requirements of Laws" means any foreign, federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body (including, without limitation, those pertaining to electrical, building, zoning, environmental and occupational safety and health requirements).

          "Seller" has the meaning specified in the first paragraph of this Agreement.

          "Tax" or "Taxes" means any federal, state, local or foreign income, alternative or add-on minimum, gross income, gross receipts, windfall profits, severance, property, production, sales, use, transfer, gains, license, excise, employment, payroll, withholding or minimum tax, transfer, goods and services, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amounts imposed thereon by any Governmental Body.

          "Tax Return" means any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

          "Transferred Employees" has the meaning specified in Section 5.3.
                                                               -----------

                                   ARTICLE II
                                 ASSET PURCHASE

     2.1. Asset Purchase. On the Closing Date (as hereinafter defined) and
          --------------
subject to the terms and conditions set forth in this Agreement, the Company shall sell and deliver to Buyer and Buyer agrees to purchase from the Company at the Closing (as hereinafter defined), free and clear of all liens, claims and Encumbrances except for the Permitted Exceptions, all of the Company's right, title and interest in and to all assets of the Business included in the Company's December 31, 1999 balance sheet for the Business, subject to changes:
(i) in the ordinary course of business (and consistent with the Company's covenants in Section 5.4) from such date through the Closing Date that are not
             -----------
in the aggregate Material; or (ii) set forth on Schedule 2.1, together with all
                                                ------------
other assets owned and used by the Company in the Business, other than the Excluded Assets (collectively, the "Purchased Assets"). The Purchased Assets include, without limitation, the following as they exist on the Closing Date:

     (a) Cash, Cash Equivalents and Investments. Cash (other than the Cash
         --------------------------------------
Purchase Price), cash equivalents and Investments.

     (b) Customer Deposits and Accounts Receivable. All accounts receivable,
         -----------------------------------------
customer deposits and other deposits (other than the Escrow Sum), advances and suppliers' or vendors' rebates and all other receivables of the Business existing on the Closing Date, in the ordinary course of the operation of the Business.

     (c) Real Property. All leases of real property and interests, options or
         -------------
rights relating to real property with respect to the Business (collectively, the "Real Property"). All Real Property is identified as leased and described on the Leases Schedule attached hereto.

     (d) Business, Equipment and Supplies. All tangible personal property,
         --------------------------------
equipment, supplies, furniture, leasehold improvements, including but not limited to, leases and subleases of personal property or equipment, all automobiles and other vehicles, computers, software and peripherals and all maintenance and other operating supplies and other miscellaneous tangible personal property owned by Seller and used in the Business, whether or not located at or on the Real Property at the Closing Date and whether or not reflected on the Most Recent Financial Statements (collectively, the "Equipment").

     (e) Contracts and Other Agreements Relating to the Business. All rights of
         -------------------------------------------------------
Seller (or of Seller's Affiliates to the extent such rights pertain exclusively to the Business) as of the Closing Date under all (written or oral) customer contracts or vendor contracts with software or other companies, marketing agreements, consortia agreements, web-design or other agreements relating to the Business, interface or similar agreements pertaining to licenses, leases, purchase orders and all other contracts, agreements or arrangements relating to the Business.

     (f) Books, Records, Lists and Other Data. All files, books, records,
         ------------------------------------
invoices, accounts, surveys, customer lists and records, vendor and supplier lists, catalogs, price lists, marketing and advertising information, purchasing histories, profiles and materials, technical bulletins, books and records of account and other financial, vendor, customer and credit data, and all computer programs, software, hardware, firmware, tapes and other materials used to store, record or produce such data, owned or leased by the Company and used in the Business (exclusive of the Company's company or unit records).

     (g) Employment Agreements and Employee Relationships. All rights of Seller
         ------------------------------------------------
as of the Closing Date under all employment and non-compete agreements plus all relationships of the Company with any of its employees to the extent any of the foregoing are used in the Business.

     (h) Licenses, Permits. To the extent assignable, all rights of Seller in
         -----------------
and to all federal, state, local and other governmental licenses, permits, approvals and authorizations that relate to the operation of the Business.

     (i) Prepayments. All security, utility, lease or similar deposits or
         -----------
prepaid expenses of the Company used in the Business but excluding any prepaid insurance policies.

     (j) Intellectual Property. All Intellectual Property of the Company.
         ---------------------

     (k) General Intangibles. All general intangibles used by the Business
         -------------------
including, without limitation, all goodwill as a going concern and any and all causes of action or claims of Seller against any third party that arose or will arise in connection with the Business prior to the Closing Date.

     (l) Other Assets. All other assets of Seller used in the conduct of the
         ------------
Business, whether or not reflected on the books or records of Seller or the Business, other than the Excluded Assets.

     2.2. Excluded Assets. Notwithstanding anything to the contrary in this
          ---------------
Agreement, the Purchased Assets do not include, and Buyer is not purchasing or assuming any liability therefor, the following: (i) company charter and unit records of the Company; (ii) tax records of the Company; (iii) 401(k) plan in which the Company's employees participate and other employee benefit plans; (iv) the rights and obligations of the Company under that certain Management Agreement dated December 31, 1997 between the Company and Valid Management, L.L.C.; (v) the rights and obligations of N.F. Smith & Associates, L.P. under that certain Professional Services Agreement dated January 1, 1998, between the Company and N.F. Smith & Associates, L.P.; and (vi) this Agreement and the other contracts entered into by the Company in connection herewith (the "Excluded Assets"), ownership of which is retained by Seller.

     2.3. Assumed Liabilities. On the terms and subject to the conditions and
          -------------------
exceptions contained herein, at Closing, Seller shall assign and delegate to Buyer, and Buyer shall assume and undertake to pay, defend, discharge and perform in full when due the liabilities and obligations of Seller (insofar as such liabilities and obligations relate to the Business and the Purchased Assets) included in Seller's December 31, 1999 balance sheet for the Business, subject to changes and additional liabilities and obligations specifically identified below in this Section 2.3 (the "Assumed Liabilities"), and no others,
                         -----------
pursuant to this Agreement and the General Assignment, Bill of Sale and Assumption Agreement referred to in Section 2.5.
                                    -----------

          (a) the rights, liabilities and obligations of Seller to perform under the agreements and contracts listed on Schedule 2.3(a) attached hereto together
                                       ---------------
with such other agreements and contracts entered into by Seller in the ordinary course of business individually involving amounts less than $50,000 (collectively, the "Assumed Contracts"); provided, however, that Buyer shall not assume any liabilities or obligations arising out of or in connection with Seller's breach of such Assumed Contracts in excess of the amounts reserved therefor in the balance sheet included as part of the Most Recent Financial Statements;

          (b) the rights, liabilities and obligations of Seller to perform under the Leases from and after the Closing Date;

          (c) the liabilities and obligations of Seller for accrued expenses for utilities, professional fees (other than fees related to the Acquisition), wages, commissions and bonuses, and accrued vacation benefits in each case to the extent such accrued expenses are (i) reflected in Seller's December 31, 1999 balance sheet for the Business, or (ii) incurred in the ordinary course of business between December 31, 1999 and the Closing Date; and

          (d) all other liabilities and obligations of Seller (other than the Excluded Liabilities defined in Section 2.4 below) which relate to the Business
                                -----------
and/or the Purchased Assets and are (i) reflected in Seller's December 31, 1999 balance sheet for the Business; (ii) incurred in the ordinary course of business between December 31, 1999 and the Closing Date; or (iii) reflected in item (i/m) of Schedule 3.8.
   ------------

     2.4  Excluded Liabilities. Notwithstanding anything to the contrary
          --------------------
contained in this Agreement, Buyer will not assume or be liable for and Seller will retain and remain responsible for all of Seller's debts, liabilities and obligations of any nature whatsoever, other than the Assumed Liabilities, whether accrued, absolute or contingent, whether known or unknown, whether due or to become due and whether related to the Business and the Purchased Assets or otherwise, and regardless of when asserted (the "Excluded Liabilities"), including, without limitation, the following liabilities or obligations of Seller (none of which will constitute Assumed Liabilities):

          (a) All of Seller's liabilities or obligations under this Agreement or under any other agreement between Seller on the one hand and Buyer on the other hand entered into on or after the date of this Agreement;

          (b) All liabilities and obligations of Seller for Taxes which are imposed on or measured by income, for any period, and all of Seller's liabilities or obligations with respect to any non-income Taxes except to the extent specifically accrued on the balance sheet for the Business included in the Most Recent Financial Statements or incurred in the ordinary course of business between December 31, 1999 and the Closing Date.

          (c) All of Seller's liabilities or obligations arising out of or in connection with the breach of any contract or agreement included in the Purchased Assets, other than for such amounts as are adequately and properly reserved for in the balance sheet included as part of the Most Recent Financial Statements;

          (d) All of Seller's liabilities or obligations for expenses, Taxes or fees incident to or arising out of the negotiation, preparation, approval, or authorization of this Agreement or the consummation (or preparation for the consummation) of the transactions contemplated hereby, including all attorneys' and accountants' fees, brokerage fees, consultants' fees and finders' fees, and sales, bulk sales and transfer taxes which are Seller's responsibility hereunder;

          (e) Seller's obligations and liabilities for the period up to and including the Closing Date which relate to any employee plans (as described in
Section 3.14) (including unfunded pension plan liabilities and retiree health
------------
benefits);

          (f) Any liability or obligation under COBRA to any person covered by Seller's health plans or any Employee who ceases to be employed by Seller on or before the Closing Date, or who is not employed by Buyer on the Closing Date, and any liability or obligation under COBRA to any family member of such person or Employee.

          (g) Any liability or obligation for Funded Indebtedness or any other liability or obligation of Seller that does not relate to, or arise from, the Business and the Purchased Assets.

          (h) Any liability or obligation pertaining to any discontinued operation owned or operated by Seller and related to the Business as it was operated by Seller prior to the Business.

          (i) Any liability or obligation that relates to, or arises from, the Excluded Assets.

     2.5  Title to the Purchased Assets: Documents of Conveyance. At Closing,
          -----------------------------
Seller shall convey all of its right, title and interest in and to the Business and the Purchased Assets to Buyer free and clear of all liabilities, obligations, liens and Encumbrances, excepting only the Assumed Liabilities and the Permitted Exceptions. Title to the Purchased Assets shall be conveyed pursuant to a General Assignment, Bill of Sale and Assumption Agreement substantially in the form attached hereto as Exhibit B, and by such other
                                             ---------
documents as are reasonably acceptable to counsel for Seller and counsel for Buyer in accordance with the terms hereof. Each of the parties hereto agrees to use its reasonable commercial efforts to take or cause to be taken all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable, whether before or after Closing, to ensure transfer of title to the Purchased Assets to Buyer occurs as contemplated hereunder.

     2.6  Purchase Price; Allocation of Purchase Price. The total purchase price
          --------------------------------------------
for the Purchased Assets (the "Purchase Price") shall be equal to $22,028,676.90, subject to any adjustment required to be made pursuant to Sections 2.8, 2.9 and 2.13 below. The Purchase Price shall be allocated among
-----------------     ----
the Purchased Assets as proposed by Buyer and approved by Seller, which approval shall not be unreasonably withheld, which proposed allocation shall be delivered to Seller within ten (10) days following the determination of the Audited Closing Financial Statements.

     2.7  Payment of Purchase Price. On the Closing Date and subject to the
          -------------------------
terms and conditions set forth in this Agreement, Buyer shall pay the Purchase Price for the Purchased Assets to the Company. The Purchase Price shall be payable as follows:

          (a) an aggregate of $16,000,000 shall be paid at Closing by wire transfer of immediately available funds to the Company's account as specified in Exhibit C hereto (the "Cash Purchase Price");
---------

          (b) $1,000,000 shall be paid in cash to the Escrow Agent at Closing pursuant to Section 2.7 below to serve as the Escrow Sum (as defined below); and
            -----------

          (c) $5,028,676.90 shall be paid to the Company in the form of 3,868,213 shares of Common Stock (valued at $1.30 per share) to be distributed by the Company among the members of the Company who are either accredited investors or senior executives of the Company in the amounts specified in Exhibit C hereto.
---------

     2.8  Funded Indebtedness Adjustment. The Cash Purchase Price will be
          ------------------------------
adjusted downward by the amount, if any, by which the Company's Funded Indebtedness exceeds $0 as of the Closing Date.

     2.9. Financial Condition. The Cash Purchase Price will be adjusted upward
          --------------------
or downward at Closing, by the amount, if any, that the Company's Net Working Capital at the Closing exceeds or is less than $1,600,000 (as determined based on the Company's preliminary closing balance sheet prepared not more than five days prior to the Closing Date (the "Preliminary Closing Balance Sheet"). The Company shall have at least $100,000 in cash and cash equivalents on hand at the Closing (the "Minimum Cash") or the Cash Purchase Price payable at Closing will be reduced by the amount of such deficit(s).

     2.10. Closing. The Closing of the Acquisition shall take place at 10:00
           -------
a.m., Eastern Time, at the offices of Hogan & Hartson L.L.P., 555 13th Street, N.W. in Washington, D.C. on March 23, 2000, or on a date mutually agreed to by the parties (which date shall be as soon as practicable following the date on which all of the conditions to Closing set forth in

Sections 7.1 and 7.2 have been satisfied) (the "Closing Date"), with an
------------     ---
effective date as of March 31, 2000.

     2.11. Escrow Arrangements. Pursuant to the Escrow Agreement to be entered
           -------------------
into among the Company, Majority Members, Buyer, Iconixx and the Escrow Agent, $1,000,000 of the Purchase Price shall be delivered to the Escrow Agent at Closing (such monies paid, together with all interest accrued thereon, is hereinafter referred to as the "Escrow Sum"). The Escrow Sum shall be held pursuant to the terms of the Escrow Agreement for payment from such Escrow Sum of the amounts, if any, owing by Majority Members or the Company to Iconixx or Buyer pursuant to the provisions of the Net Working Capital Adjustment or for indemnification claims pursuant to Article VIII hereof. To the extent claims
                                   ------------
against the Escrow Sum are determined in favor of the Company and/or Majority Members, all amounts reserved against the Escrow Sum in connection with such claims shall be remitted to the Company as soon as practicable following any such determination. On the six month anniversary of the Closing Date, the Escrow Sum shall be reduced to an amount equal to the sum of $500,000 plus the amount of claims then pending against the Escrow Sum, with such reduction amount to be remitted to the Company. On December 31, 2000 (such nine-month period being referred to herein as the "Escrow Period"), such remaining portion of the Escrow Sum not theretofore claimed by or paid to Iconixx or Buyer in accordance with the terms of the Escrow Agreement and this Agreement (together with any interest on such remaining portion of the Escrow Sum) shall be disbursed to the Company. All disbursements at the expiration of the Escrow Period shall be paid in cash to the Company at its account set forth in Exhibit C as updated from
                                                   ---------
time to time. The Company, the Majority Members and Iconixx and Buyer agree that each will execute and deliver such reasonable instruments and documents as are furnished by any other party to enable such furnishing party to receive those portions of the Escrow Sum to which the furnishing party is entitled under the provisions of the Escrow Agreement and this Agreement.

     2.12. Closing Audit. Within 180 days following the Closing Date, there
           -------------
shall be delivered to Iconixx, Buyer, the Company and to Majority Members an audit of the Company's balance sheet as of the Closing Date (the "Audited Closing Financial Statements"). The Audited Closing Financial Statements shall be audited by Arthur Andersen, L.L.P. in accordance with GAAP. The cost of preparing the Audited Closing Financial Statements shall be paid by Iconixx. The Company and the Majority Members shall be afforded a reasonable opportunity to review the audit results (including any work papers prepared in connection therewith). In the event that the Company provides written notice within 20 days after receipt of the Audited Closing Financial Statements that it disputes any item(s) contained in the Audited Closing Financial Statements, then the Company and Iconixx shall jointly select and retain an independent "Big Five" accounting firm (the "Independent Accountants") to review the disputed item(s) in the Audited Closing Financial Statements. In conducting such review, Arthur Andersen, L.L.P. shall provide the Independent Accountants with customary access to the work papers of Arthur Andersen, L.L.P. utilized in preparing the Audited Closing Financial Statements. The final determination of such disputed item(s) by the Independent Accountants shall be utilized to determine all adjustments described in Section 2.13 below and shall be final
             ------------
and binding on the parties solely for such purposes. The cost of retaining the Independent Accountants shall be paid by the Company and/or the Majority Members as they may agree.

     2.13. Post-Closing Net Working Capital Adjustment. The Purchase Price will
           -------------------------------------------
be adjusted upward or downward, on a dollar-for-dollar basis, to reflect the increase or decrease, if any, in Net Working Capital as reflected on the Audited Closing Financial Statements from the Projected Net Working Capital (the "Net Working Capital Adjustment"). The Net Working Capital Adjustment shall be determined by referring to the Audited Closing Financial Statements. In the event that the Net Working Capital Adjustment results in an increase in the Purchase Price, then Buyer shall pay such amount to the Company in immediately available funds within 15 days of delivery of the Audited Closing Financial Statements as finally determined in accordance with Section 2.12 above. In the
                                                    ------------
event that the Net Working Capital Adjustment results in a decrease in the Purchase Price, then the amount of any such decrease shall be payable to Buyer
(i) first, from the Escrow Sum in immediately available funds within 15 days of the final determination of the Net Working Capital Adjustment up to a maximum of $500,000 and (ii) second, the balance, if any, by the Majority Members or the Company in immediately available funds within 15 days of the final determination of the Net Working Capital Adjustment. All payments required to be paid by Iconixx, Buyer, the Company, the Majority Members or the Escrow Agent pursuant to this Section 2.13 shall be deemed to be an adjustment to the Purchase Price
        ------------
and shall not be controlled or limited by any provision contained in Article
                                                                     -------
VIII hereof.
----

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                     OF THE COMPANY AND THE MAJORITY MEMBERS

     Except as set forth on the Disclosure Schedules attached hereto (which Disclosure Schedules identify the exception and reference the applicable representation so qualified), the Company and the Majority Members jointly and severally represent and warrant to Buyer and Iconixx that:

          3.1.  Capitalization.    The authorized membership units of the
                --------------
Company consists of only the Company Shares, 9,975,000 of which are issued and outstanding and are owned in the amounts set forth on Schedule 3.1. All of the
                                                      ------------
Company Shares are duly authorized, validly issued, fully paid, and nonassessable. All of the Company Shares are owned of record and, to the Knowledge of the Majority Members, beneficially by the members identified on

Schedule 3.1.  None of the Company Shares was issued in violation of any
------------
preemptive, right of first offer or refusal or preferential rights of any Person.

          3.2.  No Liens on Purchased Assets.    The Company owns or has valid
                ----------------------------
leasehold interest in or valid licenses to use all of the Purchased Assets, free and clear of any Encumbrances other than the rights and obligations arising under this Agreement, the Permitted Exceptions and those Encumbrances that will be released on or prior to the Closing Date. Except as set forth on Schedule
                                                                     --------
3.2, none of the Purchased Assets is subject to (i) any outstanding
---
option, warrant, call, or similar right of any other Person to acquire the same or (ii) any restriction on transfer thereof except for restrictions imposed by applicable federal and state securities laws. At Closing pursuant to the Acquisition, the Company will have full power and authority to convey good and marketable title to the Purchased Assets owned by the Company to Buyer, free and clear of any Encumbrances other than the restrictions imposed by federal and state securities laws and Permitted Exceptions.

          3.3.  Subsidiaries.     The Company does not own, directly or
                ------------
indirectly, any capital stock or ownership interests in any Person. Except as set forth on Schedule 3.3, the Majority Members do not own any capital stock or
             ------------
ownership interests in any other Person engaged in the Business other than the Company Shares (other than ownership of a publicly-held corporation of which the Majority Members, or any of them, own, or have real or contingent rights to own less than five percent of any class of outstanding securities).

          3.4.  Brokers.    Except for Friedman, Billings, Ramsey & Co., Inc.,
                -------
neither the Company nor the Majority Members have engaged, or caused to be incurred any liability to any finder, broker, or sales agent in connection with the origin, negotiation, execution, delivery, or performance of this Agreement or the Acquisition.

          3.5.  Due Organization.    The Company is a limited liability company
                ----------------
duly organized, validly existing, and in good standing under the laws of the State of Texas and has full company power and authority to own and lease its properties and assets and to carry on the Business as now conducted. Complete and correct copies of the Articles of Organization and Regulations of the Company, and all amendments thereto, have been delivered to Iconixx and are attached hereto as Exhibits D-1 and D-2, respectively. The Company is not
                   ------------     ---
qualified as a foreign company to do business in any other jurisdiction.
Neither the nature of the Business or the ownership of the Company's properties requires such qualification except where the failure to be so qualified does not and could not reasonably be expected to have a Material Adverse Effect.

          3.6.  Due Authorization.    The Company and the Majority Members each
                -----------------
have full power and authority to execute, deliver and perform this Agreement and to carry out the Acquisition. The execution, delivery, and performance of this Agreement and the Acquisition have been duly and validly authorized by all necessary company action of the Company. This Agreement has been duly and validly executed and delivered by the Company and the Majority Members and constitutes the valid and binding obligations of the Company and the Majority Members, enforceable in accordance with its terms, except to the extent that enforceability may be limited by laws affecting creditors' rights and debtors' obligations generally, and legal limitations relating to remedies of specific performance and injunctive and other forms of equitable relief (the "Equitable Exceptions"). The execution, delivery, and performance of this Agreement and the Acquisition (as well as all other instruments, agreements, certificates, or other documents contemplated hereby) by the Company and the Majority Members, do not (a) violate any Requirements of Laws or any Court Order of any Governmental Body applicable to the Company or the Majority Members, or the Company's property, (b) violate or conflict with, or permit the cancellation of, or constitute a default under, any Material agreement to which the Company is a party, or by which the Company or any of its property is bound, (c) permit the acceleration of the maturity of any Material indebtedness of, or indebtedness secured by the property of, the Company, (d) violate or conflict with any provision of the Articles of Organization or Regulations of the Company, or (e) except for filings or approvals under the HSR Act and such consents, approvals, or registrations as may be required under applicable state securities laws, require any material consent, approval or authorization of, or notice to, or declaration, filing or registration with, any Governmental Body or other third party; except (i) as set forth in Schedule 3.6, or (ii) for any such conflicts,
                                  ------------
breaches, violations or defaults that would not have a Material Adverse Effect.

          3.7.  Financial Statements.    The following financial statements of
                --------------------
the Company have been delivered to Iconixx by the Company: audited balance sheets for the period ended December 31, 1997 and the years ended December 31, 1998 and December 31, 1999; audited statements of operation and cash flows for the period ended December 31, 1997 and the years ended December 31, 1998 and December 31, 1999 (collectively, the "Financial Statements"). Copies of the Financial Statements are included in Schedule 3.7. Other than the Financial
                                     ------------
Statements as of and for the year ended December 31, 1999 (the "Most Recent Financial Statements"), the Financial Statements have been prepared in accordance with GAAP, except as set forth in Schedule 3.7. The Financial
                                             ------------
Statements (including the notes thereto) have been prepared on a consistent basis throughout the periods indicated and fairly present, in all material respects, the financial position, results of operations and changes in financial position of the Company as of the indicated dates and for the indicated periods and are consistent with the books and records of the Company (which books and records are correct and complete in all material respects). Since December 31, 1999, the Company has not experienced any Material Adverse Change.

          3.8.  Certain Actions.    Since December 31, 1999, the Company has
                ---------------
not, except as disclosed on any of the Financial Statements or notes thereto or on Schedule 3.8: (a) paid or declared any dividends or distributions, or
   ------------
purchased, redeemed, acquired, or retired any stock or indebtedness of any Member (other than (i) distributions of certain assets mutually agreed upon by the Company and Iconixx that have been delivered to the Company by its customers in lieu of a cash payment for services as listed on Schedule 3.8, (ii)
                                                    ------------
distributions for income taxes and expenses incurred in connection with the transactions contemplated hereby so long as no Net Working Capital Adjustment will occur and so long as the Company retains at least the Minimum Cash as of the Closing Date and (iii) the issuances and exchange of the unit appreciation rights as described on Schedule 3.8 (collectively the "Permitted
                       ------------
Distributions")); (b) made or agreed to make any loans or advances or guaranteed or agreed to guarantee any loans or advances to any party whatsoever; (c) suffered or permitted any Encumbrance (other than the Permitted Exceptions) to arise or be granted or created against or upon any of its assets, real or personal, tangible or intangible; (d) canceled, waived, or released or agreed to cancel, waive, or release any of its debts, rights, or claims against third parties in excess of $10,000 individually or $50,000 in the aggregate; (e) sold, assigned, pledged, mortgaged, or otherwise transferred, or suffered any Material damage, destruction, or loss (whether or not covered by insurance) to, any assets (except in the ordinary course of the Business); (f) amended its Articles of Organization or Regulations; (g) outside the ordinary course of business, paid or made a commitment to pay any severance or termination payment to any employee or consultant; (h) made any Material change in its method of management operation, accounting or reporting of income or deductions for tax purposes or any change outside the ordinary course of the Business in the Company's working capital other than Permitted Distributions; (i) made any Material acquisitions, made any Material capital expenditures, including, without limitation, replacements of equipment in the ordinary course of the Business, or entered into commitments therefor, except for capital expenditures or commitments therefor which do not, in the aggregate, exceed $50,000; (j) made any investment or commitment therefor in any Person;
(k) made any payment or contracted for the payment of any bonus or other compensation or personal expenses, other than (i) wages and salaries and business expenses paid in the ordinary course of the Business, and (ii) wage and salary adjustments made in the ordinary course of the Business for employees who are not officers, managers, or members of the Company; (l) made, amended or entered into any written employment contract with any officers or key employees of the Company listed on Schedule 3.15 hereto or created or made any Material
                         -------------
change in any bonus, stock option, pension, retirement, profit sharing or other employee benefit plan or arrangement; (m) made or entered into any Contract greater than the smallest of the non-employee Contracts scheduled in accordance with Schedule 3.15; (n) made or entered into any agreement granting any Person
     -------------
any registration or offer rights in respect of the Company's units; (o) entered into any non-competition agreement restricting the Company from engaging in the Business; (p) made or entered into any employment agreement or other agreement or other arrangement with any officer, manager, member or Affiliate of the Company; or (q) amended, experienced a termination or received notice of actual or threatened termination or non- renewal of any Material contract, agreement, lease, franchise or license to which the Company is a party that would or could reasonably be expected to have a Material Adverse Effect.

          3.9.  Properties.    The Leases Schedule attached hereto as Schedule
                ----------         ---------------                    --------
3.9 lists and briefly describes each interest in real property (including,
---
without limitation, leasehold interests) and each item of personal property owned or leased by the Company and utilized in the conduct of the Business having a book or fair market value in excess of $10,000 as of February 29, 2000. Except for Permitted Exceptions and the Encumbrances to be released on or before the Closing Date, such real and personal properties owned by the Company are free and clear of Encumbrances. The Company has delivered to Iconixx copies of all real property leases and a lien search obtained from Harris County, Texas and the Texas Secretary of State office of all UCC liens of record against the Company's personal property in the State of Texas. Except as set forth in
Schedule 3.9, all of the material properties and assets necessary for continued
------------
operation of the Business as currently conducted (including, without limitation, all books, records, computers and computer software and data processing systems) are owned, leased or licensed by the Company and are reasonably suitable for the purposes for which they are currently being used. With the exception of used equipment and inventory valued at no more than $10,000 in the aggregate on the Company's Financial Statements, the physical properties of the Company, including the real properties leased by the Company, are in good operating condition, reasonable wear and tear excepted. Except for Permitted Exceptions, the Company has title to all such properties and assets owned by the Company. The Company's operation of the properties and Business in the manner in which they are now and have been operated does not violate any zoning ordinances, municipal regulations, or other Requirements of Laws, except for any such violations which would not, individually or in the aggregate, have a Material Adverse Effect. The real property leased by the Company has free and uninterrupted access to and from a dedicated public right-of-way by reason of the fact that such parcel either adjoins such dedicated public right-of-way or connects to such right-of-way through a valid and subsisting easement and, to the Knowledge of the Company, such access is adequate for the use being made by the parcel being accessed. All leases of real or personal property by the Company are in full force and effect and constitute the legal, valid and binding obligations of the Company, subject to the Equitable Exceptions, and except as set forth on Schedule 3.9, will not be
                                                 ------------
terminated on or after the Closing Date as a result of the failure to obtain any consents to the Acquisition contemplated hereby. All facilities leased by the Company have received all material approvals from any Governmental Body (including Governmental Permits) required to be obtained by the Company in connection with the operation of the Business and have been operated and maintained in accordance with all material Requirements of Laws applicable to the Company as a lessee thereof. The Company owns no real property. The Purchased Assets and all real and personal property leased by the Company, the leases of which are included in the Purchased Assets, constitute all of the Material assets reasonably necessary to operate the Business as currently conducted.

          3.10.  Licenses and Permits.  Schedule 3.10 lists all material
                 --------------------   -------------
licenses, certificates, privileges, immunities, approvals, franchises, authorizations and permits held or applied for by the Company from any Governmental Body (herein collectively called "Governmental Permits"). The Company has complied in all material respects with the terms and conditions of all such Governmental Permits, and the Company has not received notification from any Governmental Body of violation of any such Governmental Permit or the Requirements of Laws governing the issuance or continued validity thereof. All of such Governmental Permits are valid and in full force and effect. No additional Governmental Permits are required from any Governmental Body thereof in connection with the conduct of the Business which Governmental Permits, if not obtained, would individually or in the aggregate have a Material Adverse Effect.

          3.11.  Intellectual Property.  Schedule 3.11 lists and briefly
                 ---------------------   -------------
describes all material Intellectual Property owned or licensed by the Company. The Company has furnished Iconixx with copies of all material license agreements (including software licensing agreements but excluding all shrinkwrap, clickwrap or other similar end user license agreements) to which the Company is a party, either as licensor or licensee, with respect to any Intellectual Property. The Company has legal title to or the right to use all the Intellectual Property and all inventions, processes, designs, formulae, trade secrets and know-how utilized in the conduct of the Business as presently conducted and, the Company has sufficient rights in the Intellectual Property to permit diversification of the Company's customer base as currently planned by the Company immediately prior to the Closing without material impediment, without the payment of any royalty or similar payment other than those set forth on Schedule 3.11, and the
                                                         -------------
Company is not infringing on any intellectual property right of others in any Material respect and neither the Company nor the Majority Members have Knowledge of any infringement by others of any such rights owned by the Company; provided, however, that the Company's representation that it is not infringing on the intellectual property rights of others is expressly limited to the Company's Knowledge with respect to the infringement of any "off the shelf" software licensed by the Company; provided, further, that the Company has complied in all material respects with the terms of any software licenses and has not unlawfully copied or pirated any "off the shelf" software licensed by the Company. The Company has not received notice of any charge, claim, demand, complaint, action, suit, hearing, proceeding or investigation which challenges the Company's ownership or licensing of any Intellectual Property, the Company's current uses or the Company's compliance with the terms and conditions of any contracts, licenses, agreements or Court Orders involving the Intellectual Property. Schedule 3.11 contains a complete list of filings made
                       -------------

with any Governmental Bodies with regard to the Intellectual Property owned by the Company. All licenses set forth on Schedule 3.11 are valid and binding
                                       -------------
obligations of the Company, and to the Knowledge of the Company the other parties thereto, enforceable against the Company, and to the Knowledge of the Company the other parties thereto in accordance with their respective terms, except for the Equitable Exceptions. The Company owns and possesses all right, title and interest in and to, or has the right to use pursuant to a valid license, all Material Intellectual Property necessary for the operation of the Business of the Company as presently conducted. Except as provided on Schedule
                                                                      --------
3.11, the Company's use of each item of the Material Intellectual Property owned
----
or licensed by Company (i) will not be terminated as a result of the Acquisition contemplated hereby; (ii) to the Company's knowledge, does not interfere with the rights of any other Person based on the Company's current use of such items or the Company's currently proposed use of such items; (iii) are in compliance with the material terms and conditions of all license or other agreements relating to such items; and (iv) does not violate any material Requirements of Laws or Courts Orders applicable to the Company or, to the Company's Knowledge, any other party to any material license or other agreement relating to such Intellectual Property to which the Company is a party. The Company is not in default (whether or not after the giving of notice or the lapse of time or both) under any material license, contract or other agreement relating to any Intellectual Property, except for any such default which does not and could not reasonably be expected to have a Material Adverse Effect.

          3.12.  Compliance with Laws.  The Company has (i) complied in all
                 --------------------
material respects with all Requirements of Laws, Governmental Permits and Court Orders applicable to the Business and has filed with the proper Governmental Bodies all material statements and reports required by all Requirements of Laws, Governmental Permits and Court Orders to which the Company or any of its employees (because of their activities on behalf of the Company) are subject and
(ii) conducted the Business and is in compliance in all material respects with all federal, state and local energy, public utility, health, safety and environmental Requirements of Laws, Governmental Permits and Court Orders including the Clean Air Act, the Clean Water Act, the Solid Waste Act, the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, OSHA, the Toxic Substances Control Act and any similar state, local or foreign laws (collectively "Environmental and OSHA Obligations") and all other Governmental Body requirements, except where any such failure to comply or file would not, in the aggregate, have a Material Adverse Effect. No claim has been made by any Governmental Body (and, to the Knowledge of the Company and the Majority Members, no such claim is reasonably anticipated) to the effect that the Business fails to comply, in any material respect, with any Requirements of Laws, Governmental Permit or Environmental and OSHA Obligation or that a Governmental Permit or Court Order is necessary in respect thereto.

          3.13.  Insurance.  Schedule 3.13 lists all coverages for fire,
                 ---------   -------------
liability, or other forms of insurance and all fidelity bonds held by or applicable to the Company. Copies of the binder for all such insurance policies have been delivered to Iconixx. The insurance maintained by the Company is customary and reasonably adequate for companies engaged in the Business. To the Company's Knowledge, no event relating to the Company has occurred which will result in cancellation of any such insurance coverages.

          3.14.  Employee Benefit Plans.
                 ----------------------

          (a) Employee Welfare Benefit Plans and Other Arrangements.  Except as
              -----------------------------------------------------
disclosed on Schedule 3.14(a), the Company does not maintain or contribute to
             ----------------
any "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA or Other Arrangement (each a "plan"). With respect to each such plan: (i) the plan is, in all material respects, in compliance with, and, except as set forth on Schedule 3.14(a), the Company does not have any liability with respect
         ----------------
to any such plan under ERISA, the Code or any Requirements of Law; (ii) the plan has been administered, in all material respects, in accordance with its governing documents; (iii) neither the plan, nor any fiduciary with respect to the plan, has engaged in any "prohibited transaction" as defined in Section 406 of ERISA other than any transaction subject to a statutory or administrative exemption; (iv) except for the processing of routine claims in the ordinary course of administration, there is no litigation, arbitration or disputed claim outstanding which relates to any such plan; and (v) all premiums due on any insurance contract through which the plan is funded have been paid. All employee welfare benefit plans and the related trusts that are subject to
Section 4980B(f) of the Code and Sections 601 through 607 of ERISA comply with and have been administered, in all material respects, in compliance with the health care continuation-coverage requirements for tax-favored status under
Section 4980B(f) of the Code and Sections 601 through 607 of ERISA. All employee welfare benefit plans currently comply with and have been administered, in all material respects, in compliance with the requirements of the (i) Health Insurance Portability and Accountability Act of 1996, to the extent applicable, and applicable proposed or final regulations, and (ii) Mental Health Parity Act of 1996, to the extent applicable.

          (b) Employee Pension Benefit Plans.  Except as set forth in Schedule
              ------------------------------                          --------
3.14(b), the Company does not maintain or contribute to any arrangement that is
-------
or may be an "employee pension benefit plan" relating to employees, as such term is defined in Section 3(2) of ERISA. With respect to each such plan: (i) the plan is qualified under Section 401(a) of the Code, and any trust through which the plan is funded meets the requirements to be exempt from federal income tax under Section 501(a) of the Code; (ii) the plan is, in all material respects, in compliance with ERISA and all other applicable Requirements of Laws; (iii) the plan has been administered, in all Material respects, in accordance with its governing documents as modified by applicable law; (iv) the plan has not suffered an "accumulated funding deficiency" as defined in Section 412(a) of the Code; (v) the plan has not engaged in, nor has any fiduciary with respect to the plan engaged in, any "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Code other than a transaction subject to statutory or administrative exemption; (vi) the plan has not been subject to a "reportable event" (as defined in Section 4043(b) of ERISA), the reporting of which has not been waived by regulation of the Pension Benefit Guaranty Corporation; (vii) no termination or partial termination of the plan has occurred within the meaning of Section 411(d)(3) of the Code; (viii) all contributions required to be made to the plan have been made to or on behalf of the plan or accrued in accordance with GAAP;
(ix) there is no litigation, arbitration or disputed claim outstanding; (x) all applicable premiums due to the Pension Benefit Guaranty Corporation for plan termination insurance have been paid in full on a timely basis; and (xi) a favorable determination letter from the IRS has been received by the Company with respect to such plan stating that such plan is so qualified; and, to the Company's Knowledge, there are no circumstances which would cause such plan to lose such qualified status.

          (c) Employment and Non-Tax Qualified Deferred Compensation
              ------------------------------------------------------
Arrangements.  Except as set forth on Schedule 3.14(c), the Company does not
------------                          ----------------
maintain or contribute to any retirement or deferred or incentive compensation or stock purchase, stock grant or stock option arrangement entered into between the Company and any current or former officer, consultant, manager or employee of the Company that is not intended to be and that is not a tax qualified arrangement under Section 401(a) of the Code.

          3.15.  Contracts and Agreements.  Schedule 3.15 hereto contains a
                 ------------------------   -------------
list of all customer contracts that obligate the Company to sell or supply products or perform services following the Closing Date that involve an amount greater than $50,000, all employment contracts involving annual salaries greater than $60,000 and all employment contracts with general managers or officers of the Company. Schedule 3.15 also contains a list of the 30 largest contracts (in
              -------------
terms of annual payments made or received with respect thereto) to which the Company is a party or by which the Company or its properties are bound, a list of any real estate or office building leases involving the Company and a list of any contract or agreements, if any, prohibiting the Company from freely engaging in the Business anywhere in the world (collectively, the "Contracts"). Except as set forth in Schedule 3.15, the Company is not and, to the Knowledge of the
                --------------
Majority Members and the Company, no other party thereto is in default in any material respect (and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute such a default by the Company) under any of the Contracts, and the Company has not waived any right under any of the Contracts. All of the Contracts to which the Company is a party are in full force and effect and constitute valid and binding obligations of the Company, subject to the Equitable Exceptions. Except as set forth on Schedule
                                                                      --------
3.15, all of the Contracts to which the Company is a party will not be
----
terminated on or after the Closing Date as a result of the failure to obtain any consents to the Acquisition contemplated hereby, and will be assignable to Buyer. Except as set forth on Schedule 3.15, the Company has not guaranteed any
                              -------------
obligations of any other Person. The Company has no present expectation or intention of not fully performing all of its obligations under any Contract; provided, however, that following the Closing and the assignment of the Contracts to the Buyer, the Company has no intention of performing any further obligations under the Contracts, except as provided in Section 6.5 hereof.
                                                       -----------

A.B. Holdings has no Knowledge of any intention or desire of N.F. Smith & Associates, L.P. to terminate the Company's contract with N.F. Smith & Associates, L.P. after its assignment to the Buyer. Except as set forth on
Schedule 3.15, the Company has no Knowledge of any breach or anticipated breach
-------------
by the other parties to any Contract and the Company has not received notice of actual or threatened termination or non renewal of any Contract.

          3.16.  Claims and Proceedings.  Except as set forth on Schedule
                 ----------------------                          --------
3.16, there are no claims, actions, suits, proceedings, or investigations pending or, to the Knowledge of the Majority Members or the Company, threatened against or affecting the Company or any of its properties or assets, at law or in equity, before or by any court, municipality or other Governmental Body. To the extent any are disclosed on Schedule 3.16, none of such claims, actions,
                                -------------
suits, proceedings, or investigations, if adversely determined, will individually or in the aggregate result in any Material Adverse Effect to the Company except as otherwise disclosed therein. The Company has not been and the Company is not now, subject to any Court Order, stipulation, or consent of or with any court or Governmental Body. No inquiry, action or proceeding has been instituted or, to the Knowledge of the Majority Members or the Company, threatened or asserted against the Majority Members or the Company to restrain or prohibit the carrying out of the Acquisition or to challenge the validity of the Acquisition or any part thereof or seeking damages on account thereof, and to the Knowledge of the Company and the Majority Members, there is no basis for any such valid claim or action.

          3.17.  Taxes.
                 -----

          (a) All Federal, foreign, state, county and local and other Taxes due from the Company on or before the Closing have been paid, or adequate provisions for the payment thereof have been made, and except as set forth on Schedule
                                                                   --------
3.17, all Tax Returns which are required to be filed by the Company on or before the date hereof have been filed within the time and in the manner provided by all Requirements of Laws or extensions were timely filed, and all such Tax Returns are true and correct and accurately reflect the Tax liabilities of the Company in all respects. No Tax Returns of the Company are presently subject to an extension of the time to file. All Taxes, assessments, penalties, and interest of the Company which have become due pursuant to such Tax Returns or any assessments received have been paid or adequately accrued on the Financial Statements. The provisions for Taxes reflected on the balance sheets contained in the Financial Statements are adequate to cover all of the Company's Tax liabilities for the respective periods then ended and all prior periods. The Company has not executed any presently effective waiver or extension of any statute of limitations against Material assessments and collection of Taxes, and there are no pending or, to the Knowledge of the Company, threatened claims, assessments, notices, proposals to assess, deficiencies, or audits with respect to any such Taxes of which any of the Majority Members or the Company are aware. For Governmental Bodies with respect to which the Company files Tax Returns, no such Governmental Body has given the Company written notification within the last two years that the Company is or may be subject to additional taxation by that Governmental Body. Except as set forth on Schedule 3.17, the Company has
                                                -------------
withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, member, creditor, independent contractor or other party. The Company has properly reflected for tax purposes in accordance with all Requirements of Laws the status of all independent contractors, consultants and subcontractors. There are no Tax liens on any of the property or assets of the Company except for the Permitted Exceptions. The Company (and any predecessor of the Company) has been validly electing to be taxed as a partnership within the meanings of applicable sections of the Code at all times since the date of its formation.

          (b) The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 280G. The Company has not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). The Company is not a party to any Tax allocation or sharing agreement.

          (c) No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code and no transfer taxes, real estate transfer taxes or similar taxes will be imposed upon the sale of the Purchased Assets pursuant to this Agreement.

          3.18.  Personnel.  Schedule 3.15 sets forth a list of the names and
                 ---------   -------------
annual rates of compensation of the managers and executive officers of the Company, and of the employees of the Company whose annual rates of compensation during the calendar year ended December 31, 1999 (including base salary, bonus and incentive pay) exceeded (or by December 31, 2000 are expected to exceed) $60,000 and the employment agreements, if any, pertaining to such employees.

Schedule 3.18 summarizes the bonus, profit sharing, percentage compensation,
-------------
company automobile, club membership, and other like benefits, if any, paid or payable to such managers, officers, and employees during the Company's calendar year ended December 31, 1999 and to the date hereof. Except as set forth on

Schedule 3.18, the employee relations of the Company are generally good, there
-------------
has been no unusual level of employee departures and there is no pending or, to the Knowledge of Majority Members or the Company, threatened labor dispute or union organization campaign. None of the employees of the Company is covered by a collective bargaining agreement. The Company is in compliance in all material respects with all Requirements of Laws respecting employment and employment practices, including, without limitation, the Fair Labor Standards Act of 1938, immigration hiring, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practices. Neither the Company nor the Majority Members have Knowledge that any Person listed on Schedule 3.15 hereto
                                                          -------------
will not agree to remain employed by Buyer after the consummation of the Acquisition. There is no unfair labor practice claim against the Company before the National Labor Relations Board, or any strike, dispute, slowdown, or stoppage pending or, to the Knowledge of the Company and the Majority Members, threatened against or involving the Company, and none has previously occurred.

          3.19.  Business Relations.  Except as set forth on Schedule 3.19,
                 ------------------                          -------------
since December 31, 1999, neither the Company nor the Majority Members have Knowledge that any customer, supplier or licensor engaged in doing business with the Company will cease to do business with the Company as a result of the consummation of the Acquisition except for any terminations which will not, in the aggregate, result in a Material Adverse Change. Except as set forth on Schedule 3.19, neither the Majority Members nor the Company has
         -------------
received any notice of cancellation of any Material business arrangement between any Person and the Company, and neither the Company nor the Majority Members have Knowledge that the Business will be subject to cancellation of any such business arrangement.

          3.20.  Accounts Receivable; Accounts Payable; Customer Deposits;
                 ---------------------------------------------------------
Customer Revenues and Deferred Revenues.
---------------------------------------

          (a) Accounts Receivable.  All of the accounts, notes, and loans
              -------------------
receivable that have been recorded on the books of the Company in the Financial Statements are bona fide and represent amounts validly due for goods sold or services rendered, except for amounts reserved for as doubtful accounts consistent with the reserves in the Financial Statements and, to the Company's Knowledge, all such amounts as of the Closing Date will be collected in full prior to August 31, 2000. Except as set forth on Schedule 3.20(a), such
                                                  ----------------
accounts, notes, and loans receivable: (i) all are free and clear of any Encumbrances; (ii) no claims of offset have been asserted in writing against any of such accounts, notes, or loans receivable; and (iii) none of the obligors thereto has given written notice that it will or may refuse to pay the full amount or any portion thereof. Lists of the Company's accounts receivable as of December 31, 1999 (including any reconciliation to the accounts receivable entry on the balance sheet included in the Most Recent Financial Statements) have been attached to Schedule 3.20(a).
            ----------------

          (b) Accounts Payable. The aggregate amount of accounts payable
              -----------------
reflected on the Most Recent Financial Statements are prepared in accordance with GAAP, and reflect the accounts payable of the Company as of December 31, 1999.

          (c) Customer Deposits; Customer Revenues and Deferred Revenues.
              ----------------------------------------------------------
Schedule 3.20(c) sets forth, as of the date specified therein all deferred
----------------
revenues as of such date on an aggregate basis. For the year ending December 31, 1999, the Company's actual deposits and revenues from customer contracts are not less than the Company's deposits and revenues from customer contracts for the year ending December 31, 1998.

          3.21.  Bank Accounts; Investments.  Schedule 3.21 lists all banks or
                 --------------------------   -------------
other financial institutions with which the Company has an account or maintains a safe deposit box, showing the type and account number of each such account and safe deposit box and the names of the persons authorized as signatories thereon or to act or deal in connection therewith. Schedule 3.21 also lists all
                                            -------------
Material investments by the Company in any funds, accounts, securities,
certificates of deposit or instruments of any Person.   None of such investments
involve any type of derivative, option, hedging or other speculative instrument.

          3.22.  Customer Claims.  Except as set forth in Schedule 3.22, no
                 ---------------                          -------------
written or oral claims for breach of contract or otherwise by any customers (a "Customer Claim") has been made against the Company since January 1, 1999 which could, individually or in the aggregate, result in any Material Adverse Effect. The level of Customer Claims for the period since December 31, 1998 through the date hereof is consistent (plus or minus 5%) with past practices of the Company for the comparable period in 1998.

          3.23.  Affiliated Transactions.  Except as set forth in Schedule
                 -----------------------                          --------
3.23, no officer, manager, member or Affiliate of the Company or any individual
----
related by blood or marriage to any such Person, or any entity in which any such Person owns any beneficial interest, is a party to any agreement, contract, arrangement or commitment with the Company or engaged in any transaction with the Company or has any interest in any property used by the Company. Except as set forth in Schedule 3.23, no officer, manager or member of the Company has any
             -------------
ownership interest in any competitor, supplier, or customer of the Company (other than ownership of securities of a publicly-held corporation or mutual fund of which such Person owns, or has real or contingent rights to own, less than five percent of any class of outstanding securities) or any property used in the operation of the Business.

          3.24.  Funded Indebtedness; Letters of Credit; Undisclosed
                 ---------------------------------------------------
Liabilities.
-----------

          (a) Funded Indebtedness.  Other than any Funded Indebtedness which is
              -------------------
to be repaid and discharged by the Company prior to Closing in accordance with
Section 7.1(d), the Company does not have any Funded Indebtedness.
--------------

          (b) Letters of Credit.  Other than those listed on Schedule 3.24, the
              -----------------                              -------------
Company has no letters of credit, performance bonds or similar instruments issued on or for its account for the benefit of any of its vendors or otherwise.

          (c) Undisclosed Liabilities.  The Company does not have any Material
              -----------------------
liabilities in the aggregate (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected on a company balance sheet or in the notes thereto, except for (i) such liabilities which are accrued or reserved against in the Financial Statements or disclosed in the notes thereto, (ii) liabilities and obligations incurred since December 31, 1999 in the ordinary course of business (including, without limitation, any accounts payable or service liabilities of the Company incurred prior to the Closing
Date), and (iii) those disclosed on Schedule 3.24(c).
                                    ----------------

          3.25.  Year 2000.   Except as set forth on Schedule 3.25, the Company
                 ---------                           -------------
has not been engaged in any year 2000 correction consulting work for customers pertaining to its work product and has received no claim or notice from any customer regarding the failure of the Company to install computer software that is year 2000 compliant.

          3.26.  Information Furnished.    The Company and the Majority Members
                 ---------------------
have made available to Iconixx true and correct copies of all material company or unit records of the Company and all material agreements, documents, and other items listed on the Disclosure Schedules to this Agreement or referred to in
Article III of this Agreement, and neither this Agreement, the Disclosure
-----------
Schedules hereto, nor any written information, instrument, or document delivered to Buyer or Iconixx pursuant to this Agreement contains any untrue statement of a Material fact or omits any Material fact necessary to make the statements herein or therein, as the case may be, not misleading.

                                   ARTICLE IV
              BUYER'S AND ICONIXX'S REPRESENTATIONS AND WARRANTIES

     Except as set forth on the Disclosure Schedules attached hereto (which Disclosure Schedules identify the exception and references the applicable representation so qualified), Buyer and Iconixx jointly and severally represent and warrant to the Majority Members and the Company as follows:

          4.1.  Due Organization of Iconixx and Buyer.  Iconixx and Buyer are
                -------------------------------------
each a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and each has full corporate power and authority to own and lease its properties and assets and to carry on its business as now conducted or as contemplated. Each of Iconixx and Buyer are qualified to do business in each jurisdiction in which the nature of their business or the ownership of their properties require such qualification except where the failure to be so qualified does not and could not reasonably be expected to have a material adverse effect upon the business, condition, operations, assets, liabilities or prospects of Buyer, Iconixx and its subsidiaries, taken as a whole (hereinafter, an "Iconixx Material Adverse Effect").

          4.2.  Due Authorization.  Iconixx and Buyer each have full corporate
                -----------------
power and authority to execute, deliver and perform this Agreement and to carry out the Acquisition. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action by Iconixx and Buyer and the Agreement has been duly and validly executed and delivered by Iconixx and Buyer and constitutes the valid and binding obligation of each of Iconixx and Buyer, enforceable in accordance with its terms, except for the Equitable Exceptions. The execution, delivery, and performance of this Agreement and the Escrow Agreement (as well as all other instruments, agreements, certificates or other documents contemplated hereby) by Iconixx and Buyer shall not (a) violate any Requirements of Laws or Court Order of any Governmental Body applicable to Iconixx or Buyer their property, (b) violate or conflict with, or permit the cancellation of, or constitute a default under any agreement to which Iconixx or Buyer is a party or by which Iconixx or Buyer or their property is bound, (c) permit the acceleration of the maturity of any indebtedness of, or any indebtedness secured by the property of, Iconixx or Buyer, (d) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Iconixx or Buyer, or (e) except for filings or approvals under the HSR Act and such consents, approvals, or registrations as may be required under applicable state securities laws, require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any Governmental Body or other third party.

          4.3.  No Brokers.  Except as set forth on Schedule 4.3 hereto,
                ----------                          ------------
Iconixx has not engaged, or caused to be incurred any liability for which the Majority Members may be liable to any finder, broker or sales agent in connection with the origin, negotiation, execution, delivery, or performance of this Agreement or the Acquisition.

          4.4.  Information Furnished.  No written information, instrument or
                ---------------------
document delivered to the Majority Members or the Company pursuant to this Agreement contains any untrue statement of a material fact or omits any material fact necessary to make the statements appearing in the aforementioned items, not misleading.

          4.5.  Capital Stock and Related Matters.  As of the Closing and
                ---------------------------------
immediately thereafter, the authorized capital stock of Iconixx shall consist of 100,000,000 shares of stock, of which (i) 150,000 shares shall be designated as Preferred Stock and (ii) 99,850,000 shares shall be designated as Common Stock. The ownership of the issued and outstanding Preferred Stock and Common Stock are as set forth on the Iconixx Capitalization Schedule. As of the Closing, all of
                    -------------------------------
the outstanding shares of Iconixx's capital stock shall be validly issued, fully paid and nonassessable and all such shares were offered, issued and sold in compliance with all applicable state and federal securities laws. None of such shares were issued in violation of any preemptive rights.

          4.6.  Authorization of the Stock.  Iconixx has authorized the
                --------------------------
issuance and sale to the Company of up to an aggregate of 3,867,728 shares of Common Stock, each having the rights and preferences set forth in the Iconixx's Certificate of Incorporation attached hereto as Exhibit E. Each share of Common
                                                ---------
Stock to be issued to the Company pursuant to this Agreement will be, when issued in accordance with the terms hereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

          4.7  Compliance with Laws.  Each of Buyer, Iconixx and its
               --------------------
subsidiaries has (i) complied in all material respects with all Requirements of Laws, Governmental Permits and Court Orders applicable to the conduct of their business and has filed with the proper Governmental Bodies all material statements and reports required by all Requirements of Laws, Governmental Permits and Court Orders to which they, or any of their employees (because of their activities on behalf of Buyer, Iconixx or its subsidiaries) are subject and (ii) conducted their respective business and is in compliance in all material respects with all Environmental and OSHA Obligations and all other Governmental Body requirements, except where any such failure to comply or file would not, in the aggregate, have an Iconixx Material Adverse Effect. No claim has been made by any Governmental Body (and, to the Knowledge of Iconixx, no such claim is reasonably anticipated) to the effect that the business of Buyer, Iconixx or its subsidiaries fails to comply, in any material respect, with any Requirements of Laws, Governmental Permit or Environmental and OSHA Obligation that would, in the aggregate, have an Iconixx Material Adverse Effect.

          4.8  Taxes.  All Federal, foreign, state, county and local and other
               -----
Taxes due from Buyer, or Iconixx on or before the Closing have been paid, or adequate provisions for the payment thereof have been made, and all Tax Returns which are required to be filed by the such entities on or before the date hereof have been filed within the time and in the manner provided by all Requirements of Laws or extensions were timely filed, and all such Tax Returns are true and correct and accurately reflect the Tax liabilities of such entities in all respects. All Taxes, assessments, penalties, and interest of Buyer, Iconixx or its subsidiaries which have become due pursuant to such Tax Returns or any assessments received have been paid or adequately accrued on the Iconixx Financial Statements except for those which would not result in an Iconixx Material Adverse Effect. There are no pending or, to the Knowledge of Iconixx, threatened claims, assessments, notices, proposals to assess, deficiencies, or audits with respect to any such Taxes which could result in an Iconixx Material Adverse Effect.

          4.9  Claims and Proceedings.  There are no claims, actions, suits,
               ----------------------
proceedings or investigations pending, or to the Knowledge of Iconixx, threatened against or affecting Buyer, Iconixx or any of its subsidiaries or their properties or assets, at law or in equity, before any court, municipality, or other Governmental Body, which, if adversely determined, would result in an Iconixx Material Adverse Effect.

          4.10  Intellectual Property.  Iconixx and each of its subsidiaries
                ---------------------
has legal title to or the right to use all intellectual property and all inventions, processes, designs, formulae, trade secrets and know-how which are utilized in and material to, the conduct of their respective business as presently conducted. To the Knowledge of Iconixx, neither Iconixx nor any of its subsidiaries is infringing upon any intellectual property right of others and Iconixx has no knowledge of any infringement by others of any such rights owned by Iconixx or its subsidiaries. Neither Iconixx nor any subsidiary is in default (whether or not after the giving of notice or the lapse of time or both) under any material license, contract or other agreement relating to any material intellectual property, except for any such default which does not and could not reasonably be expected to result in an Iconixx Material Adverse Effect.

          4.11  Registration Rights.  Except for the registration rights set
                -------------------
forth in the Registration Rights Agreement dated August 12, 1999 between Iconixx and its stockholders, Iconixx has not granted registration rights to any other Person.

          4.12  Financial Statements.  The following financial statements of
                --------------------
Iconixx and its subsidiaries have been delivered to the Company: an unaudited consolidating balance sheet of Iconixx as of December 31, 1999 and unaudited consolidating statement of operations of Iconixx for the three months ended December 31, 1999(collectively, "Iconixx Financial Statements"). Except as set forth on Schedule 4.12 or otherwise noted on the Iconixx Financial Statements,
         -------------
to the knowledge of Iconixx, such Iconixx Financial Statements have been prepared in accordance with GAAP. The Iconixx Financial Statements (including the notes thereto) have been prepared on a consistent basis throughout the periods indicated and fairly present, in all material respects, the financial position, results of operations and changes in financial condition of each entity as of the indicated dates and for the indicated periods.

                                    ARTICLE V
          PRE-CLOSING COVENANTS OF THE COMPANY, ICONIXX, BUYER AND THE
                                MAJORITY MEMBERS

          5.1.  Consents of Others.    Prior to the Closing, the Company and the
                ------------------
Majority Members shall use commercially reasonable efforts to obtain and to cause the Company to obtain all material authorizations, consents and permits required of the Company and the Majority

Members to permit them to consummate the Acquisition. To the extent required to consummate the Acquisition or to ensure that the Contracts shall not be terminated as a result of the Closing, the Company shall have obtained the written consent or waiver of any "assignment" type termination rights of any third party to any Contract. As promptly as practicable after the date hereof, Iconixx, Buyer, the Company and the Majority Members shall make, or shall cause to be made, such filings as may be required pursuant to the HSR Act with respect to the consummation of the Acquisition. Prior to Closing, the Company shall have obtained the consent to the assignment, without substantial change, to Buyer of each of its vendor contracts with Versata, pcOrder, Asera, Peregrine, Onyx and Sensormatic.

          5.2.  Reasonable Efforts.    The Company, the Majority Members,
                ------------------
Iconixx and Buyer shall use commercially reasonable efforts to cause all conditions for the Closing to be met.

          5.3.  Employees.
                ---------

                (a) Except as provided in Section 5.3(b) with respect to the
                                          --------------
     Retained Employees, the Company and the Majority Members shall cause the Company to terminate at or prior to Closing all employees of the Company (the "Employees") and Buyer (or an Affiliate thereof) shall offer employment to all the Employees, which Employees shall be identified on an "Employee Schedule" (the "Transferred Employees") to be delivered by the Company to Buyer immediately upon execution of this Agreement, on terms and conditions substantially similar to their employment by the Company and assume all accrued obligations to such employees to the extent disclosed to Iconixx and either reserved for on the Preliminary Closing Balance Sheet or set forth on Schedule 5.3; provided that the terms of this Section 5.3
                  ------------                                  -----------
     shall not entitle any Employee to remain in the employment of the Company or Buyer or affect the right of Buyer to terminate any Employee at any time, or to establish, modify or terminate any employee benefit plan as defined in Section (3)(3) of ERISA or any benefit under any such plan at any time. The Company shall assume all obligations and liability under
     Section 4980B of the Code with respect to the Company's current and former employees and their qualified beneficiaries where such employees' or qualified beneficiaries' initial qualifying event occurs on or prior to the Closing Date. The Company shall be responsible for any notices or other obligations required under Section 4980 of the Code in connection with the Company's termination of any employees' employment hereunder.

               (b) Notwithstanding anything in this Section 5.3 to the contrary,
                                                    -----------
     the Company shall retain on its payroll the employees listed on Schedule
                                                                     --------
     5.3(b) (the "Retained Employees") pursuant to the terms of an Employee
     ------
     Transition Services Agreement substantially in the form attached hereto as Exhibit H until the earlier of (i) any required or recommended filings with
     ---------
     respect to the Retained Employees' immigration status or petition for permanent residence have been received to the reasonable satisfaction of Buyer or (ii) December 31, 2000. The Company and Buyer shall cooperate in the completion of any such filings and approvals. On or prior to the date hereof, the Company shall have furnished to Buyer copies of all original I-9 files, personnel files and immigration files for all Transferred Employees.

               (c) Buyer shall take all action necessary and appropriate to extend coverage, effective as of the Closing Date, under a 401(k) plan and/or other qualified pension plan (the "Buyer's Retirement Plan") to the Transferred Employees having account balances under the 401(k) plan of which the Company is an adopting employer (the "Company 401(k) Plan") as of the Closing Date. Such Transferred Employees shall be credited under the Buyer's Retirement Plan, for eligibility and vesting purposes, with the service credited under the terms of Company 401(k) Plan. The Company shall provide Buyer with all such information as is necessary for Buyer to carry out its obligations under the foregoing sentence. The Company shall cause to be made any contributions that are required under the Company 401(k) Plan for the period prior to the Closing Date, and Buyer shall have no responsibility therefor. Buyer agrees to establish an arrangement under which a Transferred Employee may provide for payroll withholding for the purpose of repaying any loan that is outstanding under the Company 401(k) Plan as of the Closing Date to such Transferred Employee.

               (d) Buyer shall provide the Company with an opinion letter of counsel acceptable to the Company that the Buyer's Retirement Plan satisfies the requirements for qualification and exemption under Sections 401(a) and 501(a) of the Code, or deliver to the Company a favorable determination letter issued by the IRS and acceptable to Seller that the Buyer's Retirement Plan satisfies the requirements for qualification under such Code sections. As soon as practicable after the expiration of 60 days following the filing of Forms 5310 with the IRS, if required, the Company shall cause the trustee of the Company 401(k) Plan to transfer to the trust forming a part of the Buyer's Retirement Plan such assets (including cash and participant notes) equal to the aggregate account balances (including vested and unvested balances and loan balances) of the Transferred Employees as of such transfer date. Buyer shall establish accounts in the Buyer's Retirement Plan for the Transferred Employees equal to the aggregate account balances transferred.

               (e) Buyer agrees to assume the Company's group medical, dental benefit, life, and disability plans listed on Schedule 5.3(e) (the
                                                   ---------------
     "Transferred Benefit Plans") as of the Closing Date and to provide coverage to the Transferred Employees (effective as of the day following the Closing
     Date) under the Transferred Benefit Plans on the same terms and conditions as such coverage is generally maintained by Buyer or Iconixx for its employees and their dependents under Buyer or Iconixx's medical and/or dental benefit plans. Buyer shall honor any deductible and out of pocket expenses incurred by Transferred Employees and their beneficiaries under the Transferred Benefit Plans during the portion of the year 2000 prior to the Closing Date. Notwithstanding the foregoing, nothing in this Section
                                                                      -------
     5.3(e) shall prevent Buyer from providing coverage to the Transferred
     ------
     Employees under new or different benefit plans provided that such new or different benefit plans provide coverage to the Transferred Employees that is substantially similar to the coverage contemplated by this Section
                                                                   -------
     5.3(e).
     ------

               (f) Buyer agrees that all accrued service credit of a Transferred Employee with the Company (and any entity affiliated with Company under Sections 414(b), (c), (m) or (o) of the Code) shall be recognized by Buyer for all employee benefit purposes.

               (g) Buyer will permit Transferred Employees to schedule and take unused vacation days with pay to the extent that such vacation days are reflected on the Most Recent Financial Statements or have been accrued and earned through the Closing Date, in accordance with the vacation policies of the Company as of the Closing Date.

               (h) The Company and Buyer shall cooperate with each other in all respects relating to any actions to be taken pursuant to this Section 5.3.
                                                                   -----------

          5.4.  Conduct of Business Pending Closing.    From the date of this
                -----------------------------------
Agreement to the Closing Date:

               (a) Except as otherwise contemplated by this Agreement, or as Iconixx may otherwise consent to in writing, the Company shall conduct the Business only in the ordinary course and shall not engage in any Material transactions or enter into any Material transaction which would cause a breach of the representations and warranties contained in Article III.
                                                   -----------

               (b) The Company shall use commercially reasonable efforts to, and the Majority Members shall use commercially reasonable efforts to cause the Company to, cause the Business to preserve substantially intact its current business organization and present relationships with its customers, vendors, suppliers and employees and to maintain all of its insurance currently in effect.

               (c) The Majority Members and the Company shall give prompt notice to Iconixx of any notice of any Material default received by the Company or the Business subsequent to the date of this Agreement under any Contract or any Material Adverse Change occurring prior to the Closing Date in the operation of the Company or the Business.

               (d) Neither the Company nor the Majority Members, nor any of their representatives, shall solicit, encourage or discuss any Acquisition Proposal (as hereinafter defined) or supply any non-public information concerning the Company or the Business or the Company's assets to any party other than Iconixx or its representatives. As used herein, "Acquisition Proposal" means any proposal other than the Acquisition, for (i) any merger or other business combination involving the Company or the Business, (ii) the acquisition of the Company, a material equity interest in the Company or a material portion of its assets, or (iii) the dissolution or liquidation of the Company.

          5.5. Access Before Closing.    Prior to the Closing Date, the Company
               ---------------------
agrees that it will give, or cause to be given, to Iconixx and its representatives, during normal business hours and at Iconixx's expense, reasonable access to the Company's personnel, independent accountants, officers, agents, employees, assets, properties, titles, contracts, company or unit minute and other books, records, files and documents of the Company with respect to the Business (including financial, tax basis, budget projections, accountants' work papers and other information as Iconixx may reasonably request) upon 24 hours prior notice. The Majority Members and Iconixx shall mutually agree on the timing and manner of contact with all third parties, including, but not limited to, customers, vendors or suppliers, which contact shall not be unreasonably withheld. Iconixx shall not be given access to any information where the provision of such information would violate a law or regulation applicable to the Company or adversely affect the Company's attorney-client privilege relating to any pending or threatened claim, proceeding or other action.

                                   ARTICLE VI
                             POST-CLOSING COVENANTS

          6.1. General.     In case at any time after the Closing any further
               -------
action is legally necessary or reasonably desirable (as determined by Iconixx and the Company) to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article VIII
                                                               ------------
below). The Company acknowledges and agrees that from and after the Closing, Buyer will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Company (other than tax or general company or unit records or other Excluded Assets), which shall be maintained at the chief executive office of Buyer; provided, however, that the Company and/or the Majority Members shall be entitled to reasonable access to and to make copies of such books and records at their sole cost and expense and Buyer will maintain all of the same for a period of at least three (3) years after Closing. Thereafter, Buyer will offer such documentation to the Company and/or the Majority Members before disposal thereof. Seller further agrees to convey all rights to any Intellectual Property reasonably related to the Business to Buyer (including, without limitation, assigning all right and title to the trademark "EnterpriseWorks" to Buyer pursuant to an Assignment of Trademark Agreement in substantially the form attached hereto as Exhibit I).
                                                                 ---------

          6.2. Transition.    [Intentionally Left Blank]
               ----------

          6.3. Covenants Not to Compete; Confidentiality; Non-Solicitation.
               -----------------------------------------------------------
For and in consideration of the allocation of $50,000 of the Purchase Price paid to Seller and the Majority Members by Buyer, each of Seller and the Majority Members and Matthew H. Hartzell have agreed to be bound, as applicable, by certain covenants not to compete, confidentiality and non-solicitation provisions contained in their respective employment or confidentiality and non-solicitation agreements executed by each of those parties in connection with, and as a condition to, this Agreement in substantially the forms attached hereto as Exhibits F-1, F-2 and F-3.
   ------------  ---     ---

          6.4 Access to Records After Closing.    After the Closing Date, Buyer
              -------------------------------
on the one hand and Seller on the other agree that they will give, or cause to be given, to the other party, its successors and its representatives, during normal business hours and at the requesting party's expense, such reasonable access to the properties, titles, contracts, books, records, files and documents (but excluding attorney work product or other privileged communications) of Buyer (to the extent Buyer's records are the records, materials and data transferred to Buyer from Seller pursuant to this Agreement) or Seller, as the case may be, as is reasonably necessary to allow the requesting party to obtain information in the other party's possession with respect to any claims, demands, audits, suits or matters of a similar nature made by or against the requesting party as the previous or new owner and operator of the Business, as the case may be, and to make copies of such information to the extent reasonably necessary. Buyer agrees that it will not dispose of or destroy any of such records for seven (7) years after the Closing Date without first offering to turn over possession thereof to Seller and the Majority Members by written notice to Seller and the Majority Members at least 30 days prior to the proposed date of any such disposition or destruction.

          6.5  Assignment of Contracts.    Anything in this Agreement to the
               -----------------------
contrary notwithstanding, this Agreement shall not constitute an agreement to assign or otherwise transfer any Contract or any rights thereunder, if an attempted assignment or transfer thereof would constitute a breach thereof, would be ineffective or would violate any applicable law without the consent of a third party to such assignment or transfer. Until such consent or waiver has been obtained or waived by Buyer, Buyer shall make all reasonable efforts to perform in Seller's name all of Seller's obligations under any such Contract for which any such consent has not been obtained, including without limitation, any failure of the Company to obtain the consent to the assignment, if required, of the Company's lease of its office space. Seller shall cooperate with Buyer in any reasonable arrangement designed to provide for Buyer all of the benefits, and to have Buyer assume the burdens, liabilities, obligations and expenses under all such Contracts. At Buyer's request, Seller shall, at Buyer's sole cost and expense, take all reasonable efforts requested by Buyer to enforce, for the benefit of Buyer, any and all rights of Seller under any such Contract not otherwise transferred pursuant to the provisions of this Agreement including the assignment of all vendor and customer contracts (including Trilogy and Sage) not assigned prior to Closing (other than those vendor contracts specified in
Section 5.1 hereof for which Seller has specifically agreed that it will obtain
-----------
such assignments prior to the Closing). Seller hereby authorizes Buyer to perform and Buyer hereby agrees to perform all of Seller's obligations after the Closing under all such Contracts. Seller agrees to remit promptly to Buyer all collections or payments received by Seller in respect of all such Contracts, and shall hold all such collections or payments for the benefit of, and promptly pay the same over to, Buyer; provided, however, that nothing herein shall create or provide any rights or benefits in or to third parties.

          6.6  Change of Name.  Seller agrees to promptly change its name
               --------------
following the Closing to a name which does not contain the words
"EnterpriseWorks" or any variations thereof.

          6.7. Litigation Support.    In the event and for so long as any party
               ------------------
is actively contesting or defending against any claim, suit, action or charge, complaint, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, circumstance, status, condition, activity, practice, occurrence, event, action, failure to act, or transaction on or prior to the Closing Date involving the Company, Buyer or the Business, each of the other parties will cooperate and make reasonably available themselves or their personnel, as applicable, and provide such reasonable testimony and access to their books and records as shall be necessary in connection with the contest or defense.

          6.8. Audits.    Following the Closing, the Company shall use its
               ------
commercially reasonable efforts to cause the Company, at Buyer's expense, to deliver, or cause to be delivered, to Iconixx an unqualified and unmodified audit report of Arthur Andersen, L.L.P. or other reputable independent accounting firm on the balance sheet of the Company as of the Closing Date in connection with the preparation of the Audited Closing Financial Statements and audited statements of operations and cash flows of the Company with respect to the periods January 1, 2000 through the Closing Date and for any prior fiscal years in 1999, 1998 and 1997, which reports shall be without limitation as to the scope of the audit. The Majority Members, in their capacities as officers and managers of the Company during such periods, shall provide all management letters, reports or representations reasonably requested by such auditors in connection with such audits.

          6.9. Iconixx's Stock Options.   At or shortly following the
               -----------------------
Closing, Iconixx will grant stock options for the purchase of Common Stock under its stock option plan in the aggregate amount of 541,790 shares to the Transferred Employees (consisting of both former UAR holders of the Company and other current employees of the Company) who accept employment with Buyer and to future employees of the Buyer employed in the Business. Such stock options shall generally be for ten years from the date of grant, shall be exercisable at the fair market value per share of the Common Stock on the date of grant, as determined by Iconixx, and shall otherwise be on the same terms and conditions applicable to all stock options granted to key executives and employees of Iconixx and its subsidiaries. Stock options for the purchase of 241,790 shares of Common Stock to be issued to former UAR holders of the Company, as set forth on Schedule 6.9, shall vest on the first anniversary following the Closing Date.
   ------------
Stock options for the purchase of the remaining 300,000 shares of Common Stock to the extent issuable to Transferred Employees shall generally be subject to customary four year annual vesting requirements (i.e., 25% vesting per annum).

                                   ARTICLE VII
           CONDITIONS TO OBLIGATIONS OF PARTIES TO CONSUMMATE CLOSING

          7.1. Conditions to Iconixx's and Buyer's Obligations.   The
               -----------------------------------------------
obligation of Iconixx and Buyer under this Agreement to consummate the Closing is subject to the conditions that:

               (a) Covenants, Representations and Warranties. The Company and
                   -----------------------------------------
the Majority Members shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by each of them prior to or at the Closing Date. The representations and warranties of the Company and the Majority Members set forth in this Agreement shall be accurate in all material respects at and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

               (b) Consents. All statutory requirements for the valid
                   --------
consummation by the Company and the Majority Members of the Acquisition shall have been fulfilled and all authorizations, consents and approvals, including expiration or early termination of all waiting periods under the HSR Act and those of all federal, state, local and foreign governmental agencies and regulatory authorities required to be obtained in order to permit the consummation of the Acquisition shall have been obtained in form and substance reasonably satisfactory to Iconixx unless such failure could not reasonably be expected to have a Material Adverse Effect. All approvals of the Board of Managers, the members of the Company, and the lenders of Iconixx necessary for the consummation of this Agreement and the Acquisition shall have been obtained.

          (c)  Leases.  Each of the Leases shall provide that the Company is the
               ------
lessee and if required under the terms of a given lease, any consent required in connection with the Acquisition contemplated by this Agreement shall have been obtained, and copies of such Leases (and any assignments pursuant to which any of such Leases have been assigned to Buyer prior to the Closing Date) shall have been provided to Iconixx.

          (d)  Discharge of Indebtedness and Liens.  The Company shall have
               -----------------------------------
provided for the payment in full of all Funded Indebtedness of the Company at the Closing or the Purchase Price will be reduced proportionately by the amount that such Funded Indebtedness exceeds $0 as of the Closing Date. Such Funded Indebtedness, if any, as of December 31, 1999, is listed on Schedule 7.1(d)
                                                            ---------------
hereto. The Company shall have also provided for the termination of all Encumbrances of record on the properties of the Company or the Business, except for Permitted Exceptions. All liens or UCC filings against the Company shall have been terminated as of the Closing, except for those relating to Permitted Exceptions.

          (e)  Transfer Taxes.  The Company and Majority Members shall be
               --------------
responsible for all transfer or gains taxes imposed on the Majority Members incurred in connection with this Agreement.

          (f)  Documents to be Delivered by the Majority Members and the
               ---------------------------------------------------------
Company. The following documents shall be delivered at the Closing by the
-------
Majority Members and the Company:

               (i)   Escrow Agreement.  The Majority Members and the Company
                     ----------------
          shall have delivered to Iconixx and Buyer at the Closing the duly executed Escrow Agreement in substantially the form attached hereto as Exhibit A.
          ---------

               (ii)  Opinion of the Company's Counsel.  Iconixx and Buyer
                     --------------------------------
          shall have received an opinion of counsel to the Company, dated the Closing Date, in substantially the same form as the form of opinion that is Exhibit G-1 hereto or in a form reasonably acceptable to
                  -----------
          Iconixx.

               (iii) Certificates.  Iconixx and Buyer shall have received
                     ------------
          an officer's certificate and a secretary's certificate of the Company executed by officers of the Company, dated the Closing Date, in a form mutually agreed upon by Iconixx and the Company.

               (iv)   Conveyance Documents.  Such instruments of sale,
                      --------------------
          transfer, assignment, conveyance and delivery (including all vehicle titles), in form and substance reasonably satisfactory to counsel for Buyer (including, without limitation, the General Assignment, Bill of Sale and Assumption Agreement in substantially the form attached hereto as Exhibit B (the "Bill of Sale, Assignment and Assumption
                    ---------
          Agreement"), as are required in order to transfer to Buyer good and marketable title to the Purchased Assets, free and clear of all liens, charges, security interests and other encumbrances except as provided herein.

               (v)    Resolutions.  A certified copy of resolutions of
                      -----------
          Seller's Board of Managers authorizing the execution, delivery and consummation of this Agreement and the transactions contemplated hereby.

               (vi)   UCC Matters.  UCC termination statements and other
                      -----------
          applicable documentation necessary to release any interest of any third party in the Purchased Assets except as provided herein.

               (vii)  Employment Agreements; Confidentiality and Non-
                      ----------------------------------------------
          Solicitation Agreement.  Derrik Deyhimi shall have duly executed and
          ----------------------
          delivered an Employment Agreement in substantially the same form attached as Exhibit F-1 hereto, pursuant to which he will be employed
                      -----------
          by Buyer following the Closing. Each of the Messrs. Heath, Jamison and Mosley shall have duly executed and delivered an Employment Agreement in substantially the same form attached as Exhibit F-2 hereto,
                                                     -----------
          pursuant to which each will be employed by Buyer following the Closing. A.B. Holdings, LLC and Matthew H. Hartzell shall each have duly executed and delivered a Confidentiality and Nonsolicitation Agreement in substantially the form attached as Exhibit F-3 hereto.
                                                          -----------

          (g)  Iconixx Equity Arrangements.  Joinders to the Equity Agreements
               ---------------------------
shall have been executed and delivered by the Majority Members and other Persons receiving shares of Iconixx's Common Stock.

          7.2. Conditions to the Majority Members' and the Company's
               -----------------------------------------------------
Obligations.  The obligation of the Majority Members and the Company under
-----------
this Agreement to consummate the Closing is subject to the conditions that:

               (a)  Covenants, Representations and Warranties. Iconixx and Buyer
                    -----------------------------------------
shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by Iconixx and/or Buyer prior to or at the Closing and the representations and warranties of Iconixx and Buyer set forth in
Article IV hereof shall be accurate in all material
----------
respects, at and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date.

          (b)  Consents.  All statutory requirements for the valid consummation
               --------
by Iconixx and Buyer of the Acquisition shall have been fulfilled and all authorizations, consents and approvals, including expiration or early termination of all waiting periods under the HSR Act and those of all federal, state, local and foreign governmental agencies and regulatory authorities required to be obtained in order to permit the consummation by Iconixx or Buyer of the Acquisition shall have been obtained unless such failure shall not have a Material Adverse Effect on the Business. Iconixx shall have consented and shall have obtained all necessary consents and waivers from its stockholders under the Stockholders Agreement dated August 12, 1999 for the Company's distribution of the shares of Iconixx Common Stock to its members.

          (c)  Documents to be Delivered by Iconixx and Buyer.  The following
               ----------------------------------------------
documents shall be delivered at the Closing by Iconixx and Buyer:

               (i)    Escrow Agreement.  Iconixx and Buyer shall have
                      ----------------
          delivered to the Majority Members at the Closing the duly executed Escrow Agreement.

               (ii)   Employment Agreements; Confidentiality and Non-
                      ----------------------------------------------
          Solicitation Agreement.  Iconixx shall have caused Buyer to duly
          ----------------------
          execute and deliver an Employment Agreement with Derrik Deyhimi in substantially the same form attached as Exhibit F-1 hereto, pursuant
                                                  -----------
          to which he will be employed by Buyer following the Closing. Iconixx shall have caused Buyer to duly execute and deliver Employment Agreements with Messrs. Heath, Jamison and Mosley in substantially the same form attached as Exhibit F-2 hereto, pursuant to which each of
                                -----------
          such Persons will be employed by Buyer following the Closing. Iconixx shall have caused Buyer to duly execute and deliver a Confidentiality and Non-Solicitation Agreement with each of A.B. Holdings, LLC and Matthew H. Hartzell in substantially the same form attached as Exhibit
                                                                         -------
          F-3 hereto.
          ---

               (iii)  Certificates.  Iconixx and Buyer shall have delivered
                      ------------
          an officer's certificate and a secretary's certificate of Iconixx and Buyer executed by officers of Iconixx and Buyer, dated the Closing Date, in a form mutually agreed upon by Iconixx and the Majority Members.

               (iv)   Assumption Documents.  Such instruments of assignment
                      --------------------
          and assumption, in form and substance reasonably satisfactory to counsel for the Company (including, without limitation, the Bill of Sale, Assignment and Assumption Agreement) as are required for Buyer's assumption of all Assumed Liabilities pursuant to the terms of this Agreement.

               (v)    Opinion of Counsel.  The Company and the Majority
                      ------------------
          Members shall have received an opinion of counsel to Iconixx and Buyer, dated the the Closing Date, in substantially the same form as the form of opinion that is Exhibit G-2 hereto.
                  -----------

                    (vi) Resolutions.  Certified copies of the resolutions of
                         -----------
          Buyer's and Iconixx's respective boards of directors authorizing the execution, delivery and consummation of this Agreement and the transactions contemplated hereby.

                (d) Company Equity Arrangements.  The Equity Agreements shall
                    ---------------------------
have been executed and delivered by the respective parties thereto.

                (e) Payments to Seller.  Seller shall have received the Purchase
                    ------------------
Price payable at Closing for the Purchased Assets.

                (f) Iconixx Material Adverse Effect.  From and including the
                    -------------------------------
date hereof, there shall not have occurred any event and no circumstance shall exist which, alone or together with any one or more other events or circumstances has had, is having or would reasonably be expected to have a Iconixx Material Effect.

                                  ARTICLE VIII
                                INDEMNIFICATION

          8.1.  Indemnification by the Majority Members.    Except as provided
                ---------------------------------------
in Section 8.6, the Company and the Majority Members agree to jointly and
   -----------
severally indemnify and hold harmless Iconixx and Buyer and each officer, director, and Affiliate of Iconixx and Buyer, including without limitation any successor of Buyer or Iconixx (collectively, the "Buyer Indemnified Parties") from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses (including court costs and reasonable attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding) (collectively, the "Indemnifiable Costs"), which any of the Buyer Indemnified Parties may sustain, or to which any of the Buyer Indemnified Parties may be subjected, arising out of (A) any misrepresentation, breach or default by the Majority Members or the Company of or under any of the representations, covenants, agreements or other provisions of this Agreement or any agreement or document executed in connection herewith;
(B) any downward Net Working Capital Adjustment not paid to Buyer pursuant to a reduction of the Escrow Sum; (C) the cost of any brokerage or other transaction fees liability, if any, borne by Buyer and not by the Majority Members or the Company except as provided in Section 10.4 hereof; (D) any customer claims
                              ------------
involving pre-Closing services or products of the Company for breach of warranty, product liability or customer service remediation, including claims for consequential damages, to the extent not reserved for in the Company's Financial Statements; (E) any Excluded Liabilities; and (F) any failure of the Company to obtain, within 30 days after the Closing, any Material landlord, customer or supplier consents to the Acquisition contemplated hereby required under the terms of any leases of the Company's real property or any Contracts to the extent the Company's failure to obtain such consent is not permanently waived by Buyer and to the extent that the

Company is unable to perform the material benefits of such leases or Contracts for the Buyer pursuant to Section 6.5.
                          -----------

          8.2  Indemnification of Majority Members and the Company.    Iconixx
               ---------------------------------------------------
and Buyer agree to jointly and severally indemnify and hold harmless the Majority Members and the Company and each officer, manager, member or Affiliate of the Company, their successors and assigns (collectively, the "Seller Indemnified Parties"), from and against any Indemnifiable Costs arising out of
(A) any misrepresentation, breach or default by Iconixx or Buyer of or under any of the representations, covenants, agreements or other provisions of this Agreement or any agreement or document executed in connection herewith; provided, however, that claims for breaches of representations and warranties of Iconixx with respect to the operations, financial performance or otherwise of its subsidiaries shall be expressly limited to periods arising after the acquisition of such subsidiaries by Iconixx, (B) Buyer's operation and ownership of the Business and Purchased Assets from and after the Closing Date, including, without limitation, the Buyer's liabilities and obligations to the Seller and with respect to Retained Employees of the Seller pursuant to that certain Employee Transition Services Agreement to be effective as of March 31, 1999 and
(C) any Assumed Liability.

          8.3.  Defense of Claims.   For purposes hereof, the Person claiming
                -----------------
indemnification hereunder, whether a Buyer Indemnified Party or a Seller Indemnified Party, is sometimes referred to as the "Indemnified Party" and the party against whom such claims are asserted hereunder is sometimes referred to as the "Indemnifying Party." If any legal proceeding shall be instituted, or any claim or demand made by a third Person, against any Indemnified Party in respect of which the Indemnifying Parties may be liable hereunder, such Indemnified Party shall give prompt written notice thereof to the Indemnifying Parties and, except as otherwise provided in Section 8.5 below, the Indemnifying
                                             -----------
Parties shall have the right to defend any litigation, action, suit, demand, or claim for which an Indemnified Party may seek indemnifications, and such Indemnified Party shall extend reasonable cooperation in connection with such defense, which shall be at the Indemnifying Parties' expense. In the event the Indemnifying Parties fail or refuse to defend the same within a reasonable length of time, the Indemnified Parties shall be entitled to assume the defense thereof, and the Indemnifying Parties shall be jointly and severally liable to repay the Indemnified Parties for all reasonably incurred Indemnifiable Costs. If the Indemnifying Parties shall not have the right to assume the defense of any litigation, action, suit, demand, or claim in accordance with the preceding sentence, the Indemnified Parties shall, at the Indemnifying Parties' expense, have the absolute right to control the defense of such litigation, action, suit, demand, or claim, but the Indemnifying Parties shall be entitled, at their own expense, to participate in such litigation, action, suit, demand, or claim. The party controlling any defense pursuant to this Section 8.3 shall deliver, or
                                               -----------
cause to be delivered to the other party, copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of any such litigation, action, suit, demand or claim, and timely notice of any hearing or other court proceeding relating to such litigation, action, suit, demand or claim. Notwithstanding the forgoing, in no event will the party controlling any defense pursuant to this
Section 8.3 settle any litigation, action, suit, demand or claim without the
-----------
prior written consent of the non-controlling party, unless such settlement provides for the unqualified, absolute and complete release of all claims against the non-controlling party and results in no monetary or equitable liability to the non-controlling party.

          8.4.  Escrow Claim.    If any claim for indemnification is made by a
                ------------
Buyer Indemnified Party pursuant to this Article VIII prior to the expiration
                                         ------------
of the Escrow Period, such Buyer Indemnified Party shall first apply to the Escrow Agent provided in Section 2.7 of this Agreement for reimbursement of such
                         -----------
claim in accordance with the provisions of the Escrow Agreement provided, however, the Escrow Sum is not intended to be an exclusive remedy in the event Iconixx or Buyer has indemnification claims hereunder which exceed such amount. In the event that Iconixx offsets more than the amount of any Indemnifiable Costs (as finally determined), Iconixx shall be responsible to the Company for such sums which should not have been subject to an offset, together with interest at the rate of 10% per annum.

          8.5.  Tax Audits, Etc.    In the event of an audit of a Tax Return of
                ---------------
the Company with respect to which a Buyer Indemnified Party might be entitled to indemnification pursuant to this Article VIII, the Company shall control any and
                                 ------------
all such audits which may result in the assessment of additional Taxes against the Company or Buyer and any and all subsequent proceedings in connection therewith, including appeals. The Company, Buyer and Iconixx shall cooperate fully in all matters relating to any such audit or other Tax proceeding (including according access to all records pertaining thereto), and will execute and file any and all consents, powers of attorney, and other documents as shall be reasonably necessary in connection therewith. If additional Taxes are payable by Buyer as a result of any such audit or other proceeding, the Company and the Majority Members shall be jointly and severally responsible for and shall promptly pay all Taxes, interest, and penalties for which any of the Buyer Indemnified Parties shall be entitled to indemnification.

          8.6.  Limits on Indemnification.    All Indemnifiable Costs sought by
                -------------------------
any Indemnifying Party hereunder shall be net of any insurance proceeds received by such Person with respect to such claim (less the present value of any premium increases occurring as a result of such claim). Notwithstanding the provisions of Section 8.1, the indemnity obligations hereunder relating to any breach of or
   -----------
default under any covenants hereunder or in any agreement or document executed in connection herewith relating to confidentiality, noncompetition, non-solicitation or employment shall not be the joint indemnification obligations of the Company and the Majority Members but shall be the sole and several obligation of the respective party to such covenant or agreement. The right of the Buyer Indemnified Parties to make claims for indemnification provided under this Article VIII (other than claims for Excluded Liabilities or for claims for
     ------------
breaches of covenants to be performed by the Company following the Closing) shall expire on September 30, 2001 (except for any claims for Indemnifiable Costs made prior to such date which claims shall continue after such date until finally resolved). The right of the Seller Indemnified Parties to make claims for Indemnification provided under this Article VIII (other than claims arising
                                        ------------
under Section 8.2(B) or (C) or claims for breaches of covenants to be performed
      ---------------------
by Buyer or Iconixx following the Closing) shall expire on September 30, 2001 (except for any claims for which Indemnifiable Costs made prior to such date which claims shall continue after such date until finally resolved). Neither the Company nor the Majority Members shall be obligated to pay any amounts for indemnification under this Article
                                                                     -------
VIII until the aggregate indemnification obligation sought by Iconixx or Buyer
----
hereunder exceeds $50,000, whereupon the Company and the Majority Members shall be liable for all amounts for which indemnification may be sought, provided,
                                                                   --------
however, that such $50,000 threshold shall not apply to claims for payment of
-------
Excluded Liabilities. The Company and the Majority Members shall, except as otherwise provided hereby, be jointly and severally liable for all indemnification claims of Iconixx or Buyer, provided, however, that the Company's and the Majority Members' aggregate indemnification of Iconixx or Buyer for all claims shall be limited to the Purchase Price and a Majority Member's individual aggregate indemnification of Iconixx or Buyer shall be limited to his, her or its proportionate share of the Purchase Price; provided, further, that in the event of fraud by the Company or any Majority Member, the aggregate indemnification obligation of such party shall not be so limited. Neither Iconixx or Buyer shall be obligated to pay any amounts for indemnification under this Article VIII until the aggregate indemnification
                           ------------
obligation sought by the Majority Members and the Company hereunder exceeds $50,000, whereupon Iconixx and Buyer shall be liable for all amounts for which indemnification may be sought, provided, however, that such $50,000 threshold
                               --------  -------
shall not apply to claims for payment of Assumed Liabilities and to indemnification claims under Section 8.2(B) with respect to Retained Employees.
                             --------------
Notwithstanding the foregoing, in no event shall the aggregate liability of (A) Iconixx or Buyer to the Majority Members and the Company for breach of the representations and warranties under Article IV exceed $5,000,000 and (B) the
                                     ----------
Majority Members and the Company to Iconixx for breach of representations and warranties exceed $5,000,000; provided, however, that such limitation shall not include and shall not limit any claims for (i) the breaching of the representations and warranties of the Company and Majority Members under

Sections 3.2 (as to title and ownership of the Purchased Assets), 3.12 (to the
------------                                                      ----
extent such claims relate to Environmental and OSHA Obligations) and 3.17 or any
                                                                     ----
breach of Sections 8.1(B) or (E), all of which claims together shall not exceed
          ---------------    ---
the Purchase Price, or (ii) any breach by Iconixx or Buyer of Sections 8.2(B) or
                                                              ---------------
(C).  However nothing in this Article VIII shall limit Iconixx, Buyer, the
---                           ------------
Company or the Majority Members in exercising or securing any remedies provided by applicable statutory or common law with respect to the fraudulent conduct of the Company, Majority Members, Buyer or Iconixx in connection with this Agreement or in the amount of damages that it can recover from the defrauding party in the event that Iconixx or the Majority Members successfully prove intentional fraud or intentional fraudulent conduct in connection with this Agreement. Other than as set forth in the preceding sentence, the indemnification provided for in this Article VIII is intended to be the
                                     ------------
exclusive monetary remedy of Iconixx, Buyer, the Company or the Majority Members with regard to the Acquisition contemplated by this Agreement.

                                  ARTICLE IX
                                  TERMINATION

          9.1.  Termination.  This Agreement may be terminated at any time
                -----------
prior to the Closing:

                (a) by the mutual written consent of all parties hereto;

                (b) in writing by Iconixx and Buyer, if the Company or any of the Majority Members has breached in any material respect any representation, warranty or covenant contained in this Agreement, and in each case such breach has not been remedied within ten (10) business days after receipt of written notice specifying such breach and demanding such breach to be remedied; or

                (c) in writing by the Majority Members and the Company, if Iconixx or Buyer has breached in any material respect any representation, warranty or covenant contained in this Agreement, and in each case such breach has not been remedied within ten (10) business days after receipt of written notice specifying such breach and demanding such breach to be remedied; or

                (d) in writing by the Majority Members and the Company, on the one hand, or Iconixx and Buyer, on the other hand, in the event the Closing has not occurred on or before March 31, 2000, or such later date as the parties may agree upon, unless the failure of such consummation or the failure to satisfy such condition, as applicable, shall be due to a breach of any representation or warranty made by the party or parties seeking to terminate this Agreement or the failure of such party or parties to comply in all material respects with the agreements and covenants contained herein to be performed by such party or parties.

          9.2.  Effect of Termination.  If the Acquisition is terminated
                ---------------------
pursuant to Section 9.1 by notice in writing to the non-terminating party or
            -----------
parties, this Agreement shall become void and of no further force and effect, except that (a) such termination shall not relieve (i) any party from its covenants in respect of confidentiality set forth in any other agreement executed by the parties hereto and (ii) any party then in breach of any representation, warranty, covenant or agreement contained in this Agreement from liability in respect of such breach and (b) Sections 10.4 and 10.7 shall survive
                                            -------------     ----
termination of this Agreement.

                                    ARTICLE X
                                  MISCELLANEOUS

          10.1.  Modifications.  Any amendment, change or modification of this
                 -------------
Agreement shall be void unless in writing and signed by all parties hereto. No failure or delay by any party hereto in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise thereof.

          10.2.  Notices.  All notices and other communications hereunder shall
                 -------
be in writing and shall be deemed to have been duly given when personally delivered, or 48 hours after deposited in the United States mail, first-class, postage prepaid, or by facsimile addressed to the respective parties hereto as follows:

          Iconixx or Buyer:
          ----------------

               Iconixx Corporation
               8300 Boone Boulevard
               Suite 250
               Vienna, VA  22182
               Attention:      Graham B. Perkins
                               Jason H. Levine
               Fax No.:        (703) 790-9033
               Tel No.:        (703) 790-9008

          With a copy to:
          --------------

               Thayer Equity Investors IV, L.P.
               1455 Pennsylvania Avenue, N.W.
               Suite 350
               Washington, D.C.  20004
               Attention:      Robert Michalik
               Fax No.:        (202) 371-0391
               Tel No.:        (202) 371-0150

          and to:
          ------

               Hogan & Hartson L.L.P.
               Columbia Square
               555 Thirteenth Street, N.W.
               Washington, D.C.  20004-1109
               Attention:      Christopher J. Hagan, Esq.
               Fax No.:        (202) 637-5910
               Tel No.:        (202) 637-5600

          The Company or the Majority Members:
          -----------------------------------

               c/o EnterpriseWorks, LLC
               5301 Hollister, Suite 400
               Houston, TX  77040
               Attention:      Matthew H. Hartzell, Esq.
               Fax No.:        (713) 430-3079
               Tel No.:        (713) 430-3085

          With a copy to (which shall not constitute notice):
          --------------

               Andrews & Kurth, LLP
               2170 Buckthorne Place, Suite 150
               The Woodlands, TX  77381
               Attention:      William McDonald, Esq.
               Fax No.:        (713) 220-4815
               Tel No.:        (713) 220-4801

or to such other address as to any party hereto as such party shall designate by like notice to the other parties hereto.

          10.3.  Counterparts; Facsimile Transmission.    This Agreement may be
                 ------------------------------------
executed in several counterparts, each of which shall be deemed an original but all of which counterparts collectively shall constitute one instrument, and in making proof of this Agreement, it shall never be necessary to produce or account for more than one such counterpart. Signatures of a party to this Agreement or other documents executed in connection herewith which are sent to the other parties by facsimile transmission shall be binding as evidence of acceptance of the terms hereof or thereof by such signatory party, with originals to be circulated to the other parties in due course.

          10.4.  Expenses.    Each of the parties hereto will bear all costs,
                 --------
charges and expenses incurred by such party in connection with this Agreement and the consummation of the Acquisition, provided, however, that the Majority Members shall bear all costs and expenses of (i) any broker involved in this transaction on behalf of the Majority Members or the Company and (ii) all legal and other expenses of the Majority Members or the Company with respect to this Agreement and the Acquisition; provided, however, that the Company may bear such costs so long as no Net Working Capital Adjustment or Minimum Cash deficit would occur.

          10.5.  Binding Effect; Assignment.    This Agreement shall be binding
                 --------------------------
upon and inure to the benefit of the Company, Iconixx, Buyer and the Majority Members, their heirs, representatives, successors, and permitted assigns, in accordance with the terms hereof. This Agreement shall not be assignable by the Company or the Majority Members without the prior written consent of Iconixx. This Agreement shall be assignable by Iconixx and/or Buyer to either (a) any lender providing financing to Iconixx or Buyer (but only with respect to Iconixx's or Buyer's rights under Article II and Article VIII hereof) or (b) any
                                  ----------     ------------
Affiliate of Iconixx, provided Iconixx remains liable, in each case without the prior written consent of the Majority Members. In addition, following the Closing, Iconixx or Buyer may assign any or all of its rights hereunder, without the consent of the Majority Members, in connection with any sale of all or substantially all of the assets, capital stock, partnership interests or business of Buyer or Iconixx (whether effected by sale, exchange, merger, consolidation or other transaction) and provided the acquiring party shall assume all of Iconixx's or Buyer's obligations hereunder.

          10.6.  Entire and Sole Agreement.    This Agreement and the other
                 -------------------------
schedules and agreements referred to herein, constitute the entire agreement between the parties hereto and supersede all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof.

          10.7.  Governing Law.   This Agreement and its validity, construction,
                 -------------
enforcement, and interpretation shall be governed by the substantive laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

          10.8.  Survival of Representations, Warranties and Covenants.
                 -----------------------------------------------------
Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all covenants, agreements, representations, and warranties and the related indemnities made hereunder or pursuant hereto or in connection with the Acquisition shall survive the Closing for a period ending on September 30, 2001, provided that any covenant relating to Indemnifiable Costs under Section 8.1(E)
                                                                 --------------
and Sections 8.2(B) and (C) shall survive the Closing until the expiration of
    ---------------     ---
the applicable statutes of limitations, (c) all covenants in this Agreement which have an expiration date contained therein shall expire as of such date and
(d) all other covenants in this Agreement requiring performance of a party following the Closing Date which do not have an expiration date shall expire upon the expiration of the applicable statutes of limitation.

          10.9.  Invalid Provisions.    If any provision of this Agreement is
                 ------------------
deemed or held to be illegal, invalid or unenforceable, this Agreement shall be considered divisible and inoperative as to such provision to the extent it is deemed to be illegal, invalid or unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable there shall be added hereto automatically a provision as similar as possible to such illegal, invalid or unenforceable provision and be legal, valid and enforceable. Further, should any provision contained in this Agreement ever be reformed or rewritten by any judicial body of competent jurisdiction, such provision as so reformed or rewritten shall be binding upon all parties hereto.

          10.10.  Public Announcements.    Neither the Majority Members nor the
                  --------------------
Company (pre-Closing) shall make any public announcement of the Acquisition without the prior written consent of Iconixx, which consent shall not be unreasonably withheld.

          10.11.  Remedies Cumulative.    Except for the indemnification
                  -------------------
provided in Article VIII which shall be the sole and exclusive monetary remedy
            ------------
of the parties thereto (other than for fraud), the remedies of the parties under this Agreement are cumulative and shall not exclude any other equitable remedies to which any party may be lawfully entitled.

          10.12.  Third Parties.    Except as specifically set forth or referred
                  -------------
to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

          10.13.  No Strict Construction.    The parties hereto have
                  ----------------------
participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

          10.14.  Disclosure Schedules.    An item disclosed in any part of the
                  --------------------
Disclosure Schedules attached hereto shall be deemed disclosed in response to other applicable Disclosure Schedules sections to the extent expressly cross-referenced therein.



                     [THIS SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date and year first above written.

                         THE COMPANY:
                         -----------

                         ENTERPRISEWORKS LLC


                         By:  /s/ Derrik Deyhimi
                              ---------------------------------------------
                              Derrik Deyhimi
                              President and Chief Executive Officer

                         MAJORITY MEMBERS:
                         ----------------


                         /s/ Derrik Deyhimi
                         --------------------------------------------------
                         Derrik Deyhimi


                         AB HOLDINGS, LLC

                         By:  /s/ Robert G. Ackerley
                              ---------------------------------------------
                              Name: Robert G. Ackerley
                              Title:


                         /s/ Jeff Jamison
                         --------------------------------------------------
                         Jeff Jamison


                         /s/ Scott Heath
                         --------------------------------------------------
                         Scott Heath


                         /s/ David Mosley
                         --------------------------------------------------
                         David Mosley

                         BUYER:
                         -----

                         ICONIXX - HOUSTON, INC.


                         By:  /s/ Graham B. Perkins
                              ---------------------------------------------
                              Name:   Graham B. Perkins
                              Title:  Vice President and Secretary

                         ICONIXX:
                         -------

                         ICONIXX CORPORATION


                         By: /s/ Jason H. Levine
                            -----------------------------------------------
                         Name:   Jason H. Levine
                         Title:  Vice President

The Exhibits and Schedules to this Asset Purchase Agreement are not included with this Registration Statement on Form S-1. The Registrant will provide these Exhibits and Schedules upon the request of the Securities and Exchange Commission.
                                     -47-